Exhibit 10.26

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ASSET PURCHASE AGREEMENT

by and between

ELAN PHARMACEUTICALS, INC.

and

ACORDA THERAPEUTICS, INC.

dated as of July 21, 2004

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of July 21, 2004, by and between Acorda Therapeutics, Inc., a Delaware corporation (the “Acquiror”), and Elan Pharmaceuticals, Inc., a Delaware-corporation (“EPI”).

RECITALS

This Agreement sets forth the terms and conditions upon which the Acquiror is agreeing to purchase the Purchased Assets (as defined below) and assume the Assumed Liabilities (as defined below) from EPI, and EPI is agreeing to sell the Purchased Assets and transfer the Assumed Liabilities to the Acquiror.

AGREEMENT

In consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Defined Terms. As used in this Agreement, the following defined terms shall have the meanings specified below:

“Accountants” means an accounting firm of national reputation (excluding each of the Acquiror’s and EPI’s respective regular outside accounting firms) as may be mutually acceptable to the Acquiror and EPI; provided, however, that in the event that the Acquiror and EPI are unable to agree on such an accounting firm within ten (10) days, then the accounting firm shall be selected by lot.

“Accounts Receivable” means all trade accounts and notes receivable and other miscellaneous receivables, including those that are not evidenced by instruments or invoices, existing as of the Closing Date.

“Acquiror” has the meaning set forth in the preamble hereto.

“Acquiror 2004 Gross Sales” has the meaning set forth in Section 4.03(a)(i).

“Acquiror Adverse Effect” means an effect or condition that individually or when taken together with all other effects or conditions has had or would reasonably be expected to have more than an immaterial adverse effect (i) on the business, assets, Liabilities, results of operations or financial condition of the Acquiror, taken as a whole, other than any effect or condition relating (x) to the economy in general, or (y) in general to the pharmaceutical industry in which the Acquiror operates and not specifically relating to the Acquiror; provided, that such event, circumstance, effect or condition does not have a materially disproportionate effect on the business, assets, Liabilities, results of operations or financial condition of Acquiror, taken as a

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

whole; or (ii) on the ability of the Acquiror to perform its obligations under this Agreement and the Related Agreements or on the ability of the Acquiror to consummate the transactions contemplated hereby and thereby; provided, however, that the entry into the marketplace of a generic equivalent to any of the Products shall not be an Acquiror Adverse Effect.

“Acquiror Disclosure Schedule” has the meaning set forth in the preamble to Article VII.

“Acquiror Governmental Consents” has the meaning set forth in Section 7.03(a).

“Acquiror Indemnitees” has the meaning set forth-in Section 11.02(a).

“Acquiror Insurance Policies” has the meaning set forth in Section 7.08.

“Acquiror Third Party Consents” has the meaning set forth in Section 7.03(b).

“Action or Proceeding” means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

“Activity Date” has the meaning set forth in Section 8.05(d).

“Administrative Fee” means any administrative service fee paid to managed care organizations, pharmacy benefit managers, health maintenance organizations or other customers (including for the avoidance of doubt governmental organizations).

“Affliate” means, with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement by and among EPI, the Acquiror and Novartis Pharma AG, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G.

“Assumed Contracts” has the meaning set forth in Section 2.01(a).

“Assumed Liabilities” has the meaning set forth in Section 3.01(a).

“Audit Termination Date” has the meaning set forth in Section 4.02(c).

“Bill of Sale” means the Bill of Sale and Assignment and Assumption Agreement to be dated the Closing Date conveying the Purchased Assets from EPI to the Acquiror and providing for the assignment to and assumption of the Assumed Liabilities by the Acquiror, substantially in the form attached hereto as Exhibit A.

“Books and Records” means all books, records, files and documents (including financial, sales, pricing, promotional, regulatory, pharmacovigilance, research and development

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

and expense records, customer lists, customer (including government) Product utilization and rebate or chargeback records (including invoices from customers), “best price” (as defined under the Social Security Act, 42 U.S.C. § 1396r-8(c)(1)(C)) and “average manufacturer price” (as defined under the Social Security Act, 42 U.S.C. § 1396r-8(k)(1)) data, credit and collection records and miscellaneous records with respect to customers and supply sources correspondence and, to the extent not originals, true and complete copies of all files relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any Patents, Patent applications, Trademarks, Copyrights or other intellectual property rights, including written third party correspondence, records and documents related to research and pre-clinical and clinical testing and studies for the Product conducted by or on behalf of EPI or its Affiliates) in all forms, including electronic, in which they are stored or maintained, and all data and information included therein, in each case that are licensed, owned or controlled by or otherwise in the possession of EPI or any of its Affiliates.

“Business” means the research, development, exploitation, licensing, distribution, marketing, sale, promotion, importation and use of the Products in the Territory.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York are authorized or obligated by Law to close.

“Charter Documents” means, with respect to a Person, the certificate of incorporation, bylaws or other similar governing instruments and organizational documents of such Person.

“Closing” has the meaning set forth in Section 5.01.

“Closing Consideration” has the meaning set forth in Section 4.01(a).

“Closing Date” has the meaning set forth in Section 5.01.

“Closing Date Inventory Value” means the value of all Inventory as of the Closing Date, such value determined pursuant to the methods described on Schedule 1.01(a) of the Elan Disclosure Schedule.

“Closing Date Inventory Value Adjustment” means the Closing Date Inventory Value minus the Estimated Closing Date Inventory Value.

“Closing Date Inventory Value Statement” has the meaning set forth in Section 4.08(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in Section 8.04(b).

“Confidentiality Agreement” has the meaning set forth in Section 8.04(f).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Contracts” means any and all binding commitments, contracts, purchase orders, leases, licenses, easements, commitments, arrangements, undertakings or other agreements, whether written or oral.

“Control” means:

(a)           ownership (directly or indirectly) of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a company or corporation;

(b)           the ability (directly or indirectly) otherwise to direct and control the actions of a Person.

“Copyrights” means (a) all copyrights in the Territory (including copyrights in any content, package inserts, marketing or promotional material, labeling information or other text provided to consumers), whether registered or unregistered; (b) any registrations, and applications therefor; (c) all rights and priorities to copyrights in the Territory afforded under any international treaty or convention; (d) all copyright extensions and renewals in the Territory; (e) any rights similar to the foregoing in the Territory, including moral rights; (f) all proceeds of the foregoing, including licenses, royalties, income and payments; and (g) the right to sue for past, present and future infringements of any of the foregoing and all proceeds of such suits, provided that any such proceeds of suit shall be proportionately divided among EPI and the Acquiror based on the duration of infringing activity prior to and following the Closing if EPI agrees prior to the commencement of such suit to bear its pro rata share of the costs of prosecuting the claim relating to such activity calculated on the same basis.

“Corporate Names” has the meaning set forth in Section 8.09(b).

“Damages” has the meaning set forth in Section 11.02(a).

“Default” means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise; or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive Damages or a payment of penalties.

“Domain Name Assignment Agreement” means the Domain Name Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and EPI, substantially in the form attached hereto as Exhibit B.

“Domain Names” means the domain names set forth on Schedule 1.01(b) of the Elan Disclosure Schedule, and all associated portals and websites solely associated with the Products.

“Due Date” has the meaning set forth in Section 4.02(b).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Elan Companies Proceeding” means any Action or Proceeding commenced by or against any of EPI or any of its Affiliates or officers or directors prior to the date of this Agreement.

“Elan Disclosure Schedule” has the meaning set forth in the preamble to Article VI.

“Elan Governmental Consents” has the meaning set forth in Section 6.03(a).

“Elan Third Party Consents” has the meaning set forth in Section 6.03(b).

“Eligible Claim” has the meaning set forth in Section 11.03(a).

“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, levy, license, restriction on transferability, defect in title, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“EPI” has the meaning set forth in the preamble.

“EPI Contract” means any Contract to which EPI or any of its Affiliates is a party or by which EPI or any of its Affiliates is bound or benefited, or under which EPI or any of its Affiliates has any rights.

“EPI Indemnitees” has the meaning set forth in Section 11.02(b).

“EPI Royalty Term” has the meaning set forth in Section 4.02(a)(i).

“Estimated Closing Date Inventory Value” means the value of all Inventory as of the Closing Date, valued in accordance with the definition of “Closing Date Inventory Value” in EPI’s reasonable and good faith estimation.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Books and Records” means all Books and Records related to (i) human resources and any other employee-related files and records, (ii) financial and accounting records, (iii) any items set forth on Schedule 1.01(c) of the Elan Disclosure Schedule, (iv) any tax files, documents, instruments, papers, books or records, and (v) the filing, prosecution, issuance, maintenance, enforcement or defense of any Patents, Patent applications, Trademarks, Copyrights or other intellectual property rights comprising Excluded intellectual Property.

“Excluded Intellectual Property” means any intellectual property rights, including any patent, copyright, trademark, trade secret or other proprietary rights, that are owned or controlled by EPI or any of its Affiliates, relating to technology that is (a) contained in the Products and other pharmaceutical products owned or controlled by EPI or any of its Affiliates, including “SODAS” technology used in Zanaflex Capsules, or (b) used in the manufacture of Zanaflex Capsules, but in no event shall the Excluded Intellectual Property include any of the Purchased Intellectual Property or Product Trademarks.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Excluded Liabilities” has the meaning set forth in Section 3.01(b).

“Expiration Date” has the meaning set forth in Section 11.01(a).

“Final Milestone Payment Date” has the meaning set forth in Section 4.03(b).

“FDA” means the United States Food and Drug Administration or any successor thereto.

“FDA Act” means the U.S. Federal Food, Drug and Cosmetic Act of 1938, as it may be superseded or amended from time to time, and the related rules, regulations, guidelines, guidances and requirements of the FDA as may be in effect from time to time.

“Final Milestone Payment Date” has the meaning set forth in Section 4.03(b).

“FSS” has the meaning set forth in Section 8.05(d).

“Governmental or Regulatory Authority” means the United States, Canada, any Member State of the European Union, any other country, any supranational organization, any state, province, county, city or other political subdivision of any of the foregoing or any court, tribunal, arbitrator, authority, agency, commission, ministry, official or other instrumentality of any of the foregoing.

“Governmental Permits” means all permits, licenses, registrations, certificates of occupancy, approvals and other authorizations of any Governmental or Regulatory Authority, including INDs, NDAs and other approvals of or registrations with any Governmental or Regulatory Authority for the investigation, sale, distribution and/or marketing of products.

“Gross Sales” means the gross amount invoiced on sales by the Acquiror, its Affiliates and marketing, promotion and distribution partners to independent, third party customers in bona fide, arms-length transactions.

“Improvement” means any present and future invention, improvement, discovery, modification or other development relating to a Product, including any new uses or formulations for a Product, and all intellectual property rights in any of the foregoing, that are owned by EPI or any Affiliate at any time after the Closing; provided, that the parties acknowledge and agree that, subject to the obligations set forth in the Supply Agreement, neither EPI nor any of its Affiliates shall have any obligation after the Closing to conduct any research or development relating to the Products.

“IND” means (a) an Investigational New Drug Application, as defined in the FDA Act, as amended, and the regulations promulgated thereunder (C.F.R. Parts 312-312.38), which is required to be filed (except under circumstances as described in such regulations promulgated thereunder) with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, and (b) all supplements and amendments that may be filed with respect to he foregoing.

“Indemnification Claim Notice” has the meaning set forth in Section 11.02(c).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Indemnified Party” has the meaning set forth in Section 11.02(c).

“Indemnitees” has the meaning set forth in Section 11.02(c).

“Interim Services Agreement” shall mean the Interim Services Agreement by and between EPI and the Acquiror, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

“Inventory” means all inventory of finished Products (including samples) having a shelf life of greater than 12 months from the Closing Date, together with the inventory of finished Products having a shelf life of less than 12 months from the Closing Date described on Schedule 1.01(a) of the Elan Disclosure Schedule.

“Know-How” means any proprietary or nonproprietary information directly related to the manufacture, preparation, development (including research, both pre-clinical and clinical), promotion, exploitation, marketing, use, sale or other commercialization of a product, including related to regulatory matters.

“Knowledge” of a particular fact or other matter means:  (i) with respect to any individual:  (A) the actual knowledge of such individual concerning such fact or other matter; and (B) the knowledge that a prudent individual would be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) with respect to EPI or the Acquiror, the Knowledge concerning such fact or other matter of (1) the officers of such Person, (2) the directors of such Person, and (3) the senior managers of such Person with responsibility for, or supervision of, the relevant matters; provided that under no circumstances shall Knowledge of EPI include any knowledge not actually known to such persons but imputed to such persons or EPI due to its relationship with Novartis or its representatives; and provided, further, that none of such persons shall have any obligation as a result of entering into (or any provision of) this Agreement, the Supply Agreement or any Related Agreement to make any inquiries of Novartis or its representatives regarding any matter.

“Labeling” has the meaning set forth in Section 201(m) of the FDA Act, 21 U.S.C. § 321(m) and any related rule, regulation, guideline or guidance of the FDA, and shall include the applicable Products’ label, packaging and package inserts accompanying such Products, and any other written, printed, or graphic materials accompanying such Products, including patient instructions or patient indication guides and the NDC numbers relating to the Products.

“Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation or regulatory requirement promulgated by any Governmental or Regulatory Authority.

“Liability” means any direct or indirect liability, obligation, claim, guarantee or commitment of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due), including any liability for Taxes.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Material Adverse Effect” means an event, circumstance, effect or condition that individually of when taken together with all other events, circumstances, effects or conditions has bad or would reasonably be expected to have more than an immaterial adverse effect (i) on the business, assets, Liabilities, results of operations or financial condition of the Business, other than any event, circumstance, effect or condition relating primarily (x) to the economy in general, provided, that such event, circumstance, effect or condition does not have a materially disproportionate effect on the business, assets, Liabilities, results of operations or financial condition of the Business, or (y) in general to the pharmaceutical industry in which the Business operates and not specifically relating to the Products or the Business, provided, that such event, circumstance, effect or condition does not have a materially disproportionate effect on the business, assets, Liabilities, results of operations or financial condition of the Business; (ii) on any of the Products or the Purchased Assets; or (iii) on the ability of EPI to perform its obligations under this Agreement, the Supply Agreement or any Related Agreement or on the ability of EPI to consummate the transactions contemplated hereby and thereby; provided, however, that the entry into the marketplace of a generic equivalent to any of the Products shall not be a Material Adverse Effect.

“Milestone Audit Termination Date” has the meaning set forth in Section 4.03(b).

“Milestone Payments” has the meaning set forth in Section 4.03(a)(v).

“Multi-Product Contract” has the meaning set forth in Section 8.06.

“NDA” means a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 U.S.C. § 355 and 21 C.F.R. Part 314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States, and all correspondence with the FDA relating to the foregoing.

“Net Sales” shall mean Gross Sales less customs duties or other taxes (excluding income or corporation tax), returns (including returns in connection with rejections and recalls), Administrative Fees, rebates, chargebacks, allowances for bad debt and discounts, in each case related to such sales.

“Non-Assignable Contract” has the meaning set forth in Section 2.04(a).

“Notice” means any notice given in accordance with the terms of Section 13.01 of this Agreement.

“Notice of Objection” has the meaning set forth in Section 4.08(b).

“Novartis License Agreement” means that certain license agreement dated as of April 17th, 1991, as amended, by and between Novartis Pharma AG (together with its Affiliates, “Novartis” ), as successor to Sandoz Pharma Ltd., and EPI, as successor to Athena Neurosciences, Inc.

“Novartis Royalty Term” has the meaning set forth in Section 4.02(a)(i).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Order” means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental or Regulatory Authority (in each such case whether temporary, preliminary or final).

“Ordinary Course of Business” means an action that is in compliance with applicable Laws and is consistent in nature, scope and magnitude with the past practices of EPI and its Affiliates with respect to the Business as conducted by EPI including any action necessary or desirable for EPI or its Affiliates to enforce its rights and perform its obligations under the Novartis License Agreement.

“Patent Assignment Agreement” means the Patent Assignment Agreement to be dated as of the Closing Date by and between the Acquiror and EPI, substantially in the form attached hereto as Exhibit D.

“Patent Rights” means solely in the Territory and relating to any Product, the rights conferred or represented by a Patent.

“Patents” means:  (a) all patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design Patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidation, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) and (c); (e) all proceeds of the foregoing, including licenses, royalties, income and payments; and (f) the right to sue for past, present and future infringements of any of the foregoing and all proceeds of such suits, provided that any such proceeds of suit shall be proportionately divided among EPI and the Acquiror based on the duration of infringing activity prior to and following the Closing if EPI agrees prior to the commencement of such suit to bear its pro rata share of the costs of prosecuting the claim relating to such activity calculated on the same basis.

“Permitted Encumbrance” means, collectively, (a) liens for Taxes or assessments that are not delinquent and that do not individually or in the aggregate materially detract from the value or impair the use or operation of the property or asset affected thereby as currently used or operated, (b) mechanics’, carriers’, workmen’s, landlord’s or other like statutory liens arising or incurred in the ordinary course of business which are not yet delinquent and that do not individually or in the aggregate materially detract from the value or impair the use or operation of the property or asset affected thereby as currently used or operated, and (c) restrictions under zoning, building, fire, health, environmental and pollution control Laws that do not individually or in the aggregate materially detract from the value or impair the use or operation of the property or asset affected thereby as currently used or operated.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, entity, union, association or Governmental or Regulatory Authority.

“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

“Product Books and Records” shall mean all of the Books and Records relating exclusively to the Products or that are necessary for the conduct of the Business in the Territory, Including the Product Marketing Materials but excluding the Excluded Books and Records.

“Product Copyrights” means all Copyrights, set forth on Schedule 1.01(d) of the Elan Disclosure Schedule.

“Product Know-How” means all Know-How set forth on Schedule 1.01(e) of the Elan Disclosure Schedule, but in no event shall this definition of “Product Know How” include any Excluded Intellectual Property or any information properly in the public domain as of the Closing Date.

“Product Marketing Materials” means all of the advertising, promotional and training materials solely relating to the Products in the possession of EPI or its Affiliates as of the Closing Date.

“Product Patent Rights” means the Patents in the Territory set forth on Schedule 1.01(f) of the Elan Disclosure Schedule, and all Patent Rights associated with such Patents.  Notwithstanding the foregoing, “Product Patient Rights” shall not include any inchoate inventions not yet reduced to practice, all of which, subject to the license granted pursuant to Section 2.02, shall remain the exclusive property of EPI.

“Product Registrations” means (i) the approvals or registrations which have been received by EPI before the Closing Date, for the investigation, sale, distribution and/or marketing of the Products in the Territory (including any NDAs or INDs), and (ii) all dossiers, reports, data and other written materials filed as part of such approvals or registrations, or maintained by EPI and relating to such approvals or registrations.

“Products” means Zanaflex Tablets and Zanaflex Capsules, along with any other pharmaceutical products containing the compound tizanidine as their active pharmaceutical ingredients to which EPI has ownership rights.

“Product Trademark” means the Trademarks in the Territory set forth on Schedule 1.01(g) of the Elan Disclosure Schedule.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Purchased Governmental Permits” means all Governmental Permits necessary for the operation of the Business by EPI that are held in the name of EPI or any of its Affiliates.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Purchased Intellectual Properly” means the Product Copyrights, the Product Patent Rights, the Product Know-How and the Domain Names; provided that, notwithstanding anything to the contrary contained herein, in no event shall Purchased Intellectual Property include any Excluded Intellectual Property.

“Rebates and Chargebacks Termination Date” means the date that is ninety (90) days after the Closing Date.

“Related Agreements” means the Bill of Sale, the Assignment and Assumption Agreement, the Interim Services Agreement, the Patent Assignment Agreement, the Trademark License Agreement and the Domain Name Assignment Agreement.

“Returns Termination Date” means the date that is one hundred and eighty (180) days after the Closing Date.

“Royalty Payments” has the meaning set forth in Section 4.02(a).

“Royalty Term” has the meaning set forth in Section 4.02(a).

“Subsidiary” of a Person means any entity Controlled by that Person.

“Supply Agreement” means the Supply Agreement to be dated as of the Closing Date by and between the Acquiror and EPI or one or more of its Affiliates, substantially in the form at attached hereto as Exhibit E.

“Taxes” means all of the following in connection with the operation of the Business or the transactions contemplated hereby:  (i) any net income, withholding, deduction, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value added ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, capital tax, customs duty or other tax, governmental fee or other like assessment, together with any interest, penalty or additional amount due, imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign); (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i)or (ii) as a result of any express or implied obligation to indemnify any other Person.

“Termination Date” has the meaning set forth in Section 12.01(b).

“Territory” means the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.

“Third Party Intellectual Property” means any intellectual property rights, including any patent, copyright, trademark, trade secret or other proprietary rights, that are owned or controlled by any Person other than a party to this Agreement.

“Third Party Claim” has the meaning set forth in Section 11.02(d).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

“Trademark License Agreement” means the Trademark License Agreement to be dated as of the Closing Date by and between the Acquiror and EPI, substantially in the form attached hereto as Exhibit F.

“Trademarks” means:  (a) all trademarks, trade names, trade dress, service marks, logos and designs, whether registered or unregistered; (b) all registrations and applications for any of the foregoing; (c) all extensions or renewals of any of the foregoing; (d) all of the goodwill connected with the use of and symbolized by the foregoing; (e) all proceeds of the foregoing, including licenses, royalties, income and payments; and (f) the right to sue for past, present and future infringements of any of the foregoing and all proceeds of such suits, provided that any such proceeds of suit shall be proportionately divided among EPI and the Acquiror based on the duration of infringing activity prior to and following the Closing if EPI agrees, prior to the commencement of such suit to bear its pro rata share of the costs of prosecuting the claim relating to such activity calculated on the same basis.

“Trademark Purchase” has the meaning set forth in Section 4.04.

“Transfer Taxes” has the meaning set forth in Section 4.06.

“Zanaflex Capsules” means pharmaceutical products containing tizanidine as their active pharmaceutical ingredients currently approved by the FDA pursuant to NDA No. 21-447 to be marketed in the Territory under the trademark Zanaflex.

“Zanaflex Tablets” means pharmaceutical products containing tizanidine as their active pharmaceutical ingredients currently approved by the FDA pursuant to NDA No. 20-397 and marketed in the Territory under the trademark Zanaflex.

Section 1.02.          Construction of Certain Terms and Phrases. Unless the context of Agreement otherwise requires: (a) words of any gender ‘include each-other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (f) ”$” means United States dollars; and (g) the term “including” means “including without limitation.”  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

ARTICLE II

PURCHASE AND SALE OF ASSETS

Section 2.01.          Purchase and Sale of Assets at the Closing.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, EPI shall sell, convey, assign, transfer and deliver to the Acquiror, and the Acquiror shall purchase and acquire from EPI, all of EPI’s right, title and interest in and to the following assets, free and clear of all Encumbrances, other than Permitted Encumbrances (collectively, the “Purchased Assets”):

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(a)           the rights of EPI and its Affiliates under each of the Contracts set forth on Schedule 2.01(a) of the Elan Disclosure Schedule (the “Assumed Contracts”), subject to the terms and conditions set forth in the Assignment and Assumption Agreement;

(b)           all Product Books and Records;

(c)           all Inventory;

(d)           all Purchased Intellectual Property;

(e)           all Product Registrations;

(f)            all Purchased Governmental Permits, to the extent legally transferable; and

(g)           any other assets set forth on Schedule 2.01(8) of the Elan Disclosure Schedule;

provided, however, that notwithstanding anything to the contrary contained herein, EPI shall not be required to transfer physical possession of any Purchased Assets to the Acquiror to the extent any of such Purchased Assets are necessary for EPI to perform its obligations under the Interim Services Agreement (it being understood that (i) EPI will transfer physical possession of such Purchased Assets to the Acquiror as soon as is practicable after such obligations aim fully performed, and (ii) as long as EPI retains physical possession of any Purchased Assets, EPI shall, upon request of the Acquiror, provide the Acquiror with immediate access to and copies of such Purchased Assets (at Acquiror’s expense and provided that such access does not unreasonably interfere with the business or operations of EPI or its Affiliates).

Section 2.02.          Excluded Assets; License to Excluded Intellectual Property.  Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing, EPI shall retain all of its right, title and interest in and to all of its assets; other than the Purchased Assets (the “Excluded Assets”), including:

(a)           all cash and cash Equivalents of EPI or any of its Affiliates;

(b)           all Accounts Receivable of EPI or any of its Affiliates;

(c)           the Corporate Names;

(d)           the Product Trademarks;

(e)           all Excluded Intellectual Property;

(f)            any refund or credit of Taxes attributable to any Pre-Closing Tax Period;

(g)           all Books and Records other than the Product Books and Records; and

(h)           all tangible personal property owned by EPI and used outside of, or not exclusively in connection with, the Business as of the Closing Date.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

EPI hereby grants to the Acquiror an exclusive, perpetual, royalty-free license, with the right to sublicense, to use (i) the Excluded Intellectual Property (including any inchoate inventions not yet reduced to practice), (ii) any other intellectual property owned by EPI or any of its Affiliates that is necessary to conduct the Business, and (iii) any Improvements to the intellectual property described in clauses, “(i)” and “(ii)” of this sentence solely for the purposes of importing Products into the Territory and using, modifying, exploiting, researching, distributing, developing, marketing, selling, offering for sale and otherwise commercializing Products in the Territory.  In addition, at the Closing, EPI and the Acquiror will enter into the Trademark License Agreement.

Section 2.03.          Retention of Copies of Certain Assets.  Notwithstanding anything to the contrary contained in this Agreement, EPI may retain, at its expense, archival copies of all Assumed Contracts, Product Books and Records and other documents or materials conveyed hereunder; provided, however, that EPI shall maintain such items in accordance with the provisions of Section 8.04.

ARTICLE III

ASSUMPTION OF LIABILITIES

Section 3.01.          Assumption of Liabilities.  (a) Upon the terms and subject to the conditions set forth in this Agreement, the Interim Services Agreement and the Bill of Sale, subject to Section 3.01(b), Section 8.05 and the terms and conditions set forth in the Supply Agreement, and excluding any Liabilities represented, warranted or disclosed by EPI under Article VI (other than with respect to obligations under the Assumed Contracts), as of the Closing, the Acquiror agrees to assume, satisfy, perform, pay and discharge each of the following Liabilities (the “Assumed Liabilities”):

(i)            all Liabilities of EPI or any of its Affiliates solely arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property which resulted from the use or misuse of Products sold directly by the Acquiror (or its Affiliates, sublicensees and marketing, promotion or distribution partners) at any time after the Closing (including all Actions or Proceedings relating to any such Liabilities);

(ii)           all Liabilities of EPI or any of its Affiliates under the Assumed Contracts, subject to the terms and conditions set forth in the Assignment and Assumption Agreement, but only to the extent that such Liabilities arise from any event, circumstance or condition occurring after the Closing;

(iii)          all Liabilities of EPI or any of its Affiliates solely arising out of government seizures, field corrections, withdrawals or recalls of Products to the extent that such Products were sold directly by the Acquiror (or its Affiliates, sublicensees and marketing, promotion or distribution partners) at any time after the Closing;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(iv)          subject to clause ”(i)” above, all liabilities of EPI or any of its Affiliates with respect to any litigation or other claims solely arising out of or relating to the conduct of the Business by the Acquiror or its Affiliates after the Closing;

(v)           all Liabilities of EPI or any member of any affiliated group of which EPI is a member for Taxes solely arising out of or relating to the Purchased Assets (including the Products) (to the extent arising out of any event, circumstance or condition occurring after the Closing), the ownership, research, development, sale or lease of any of the Purchased Assets by the Acquiror or its Affiliates after the Closing or the operation of the Business by the Acquiror or its Affiliates after the Closing;

(vi)          all Liabilities of EPI or any of its Affiliates solely arising out of user or other similar fees payable to the FDA or any other Governmental or Regulatory Authority to the extent that such fees are due and payable on account of the operation of the Business by the Acquiror or its Affiliates after the Closing (and to the extent that EPI or any of its Affiliates has paid any such fee prior to the Closing, the Acquiror shall promptly reimburse EPI or such Affiliate for such payment or prorated portion thereof); and

(vii)         all other Liabilities of EPI or any of its Affiliates solely arising out of or relating to the Purchased Assets (including the Products)(to the extent arising out of any event, circumstance or condition occurring after the Closing), the ownership, research, development, sale or lease of any of the Purchased Assets by the Acquiror or its Affiliates after the Closing or the operation of the Business by the Acquiror or its Affiliates after the Closing to the extent arising out of any event, circumstance or condition occurring after the Closing.

For greater clarity, the parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Section 3.01(a), if any Liabilities that arise from any event, circumstance or condition occurring after the Closing relate to or in any way involve any Products that have been sold, the Acquiror shall only assume those Liabilities arising from those Products sold directly at any time after the Closing by the Acquiror (or its Affiliates, sublicensees and marketing, promotion or distribution partners), and EPI shall retain all Liabilities arising from those Products sold directly at any time prior to he Closing by EPI (or its Affiliates, sublicensees and marketing, promotion or distribution partners).

(b)           Notwithstanding anything contained in this Agreement to the contrary including Section 3.01(a)) and subject to the terms and conditions of Section 8.05, the Supply Agreement and the Interim Services Agreement, EPI shall retain an of the following Liabilities (“Excluded Liabilities”):

(i)            all accounts payable of EPI and its Affiliates;

(ii)           all Liabilities of EPI and its Affiliates with respect to the manufacture, processing, packaging, testing, sale or holding of any inventory or of the Products prior to the Closing;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(iii)          all Liabilities under the Assumed Contracts, but only to the extent such Liabilities arise from any event, circumstance or condition occurring prior to the Closing;

(iv)          (A) all Liabilities for Taxes payable with respect to any business, assets, property or operation of EPI or any member of any affiliated group of which EPI is or has been a member, and (B) all Liabilities for Taxes relating to or arising out of the Purchased Assets (including the Products), the ownership, research, development, sale or lease of any of the Purchased Assets by EPI or the operation of the Business by EPI attributable to any Pre-Closing Tax Period, other than any Transfer Tax for which the Acquiror is responsible pursuant to Section 4.04;

(v)           all Liabilities of EPI or any of its Affiliates arising out of any product liability, patent infringement, breach of warranty or similar claim for injury to person or property which resulted from the use or misuse of Products sold directly by EPI (or its Affiliates, sublicensees and marketing, promotion or distribution partners) at any time prior to the Closing (including all Actions or Proceedings relating to any such Liabilities);

(vi)          all Liabilities of EPI or any of its Affiliates arising out of government seizures, field corrections, withdrawals or recalls of Products that are sold directly by EPI (or its Affiliates, sublicensees and marketing, promotion or distribution partners) at any time prior to the Closing;

(vii)         subject to clause “(v)” above, all Liabilities of EPI or any of its Affiliates with respect to any litigation or other claims arising out of or relating to the conduct of the Business by EPI or its Affiliates prior to the Closing,

(viii)        all Liabilities of EPI or any of its Affiliates arising out of user or other similar fees payable to the FDA or other Governmental or Regulatory Authority to the extent that such fees are due and payable on account of the operation of the Business prior to the Closing (and to the extent the Acquiror or any of its Affiliates has paid any such fee after the Closing, EPI shall promptly reimburse the Acquirer or such Affiliate for such payment or prorated portion thereof); and

(ix)           any other Liability of EPI or any of its Affiliates that is not listed as an Assumed Liability under Section 3.01(a).

ARTICLE IV

CONSIDERATION AND PAYMENT

Section 4.01.          Closing Consideration.  As consideration for the Purchased Assets, at the Closing, the Acquirer shall:

(a)           deliver or cause to be delivered to EPI the sum of [***] plus the Estimated Closing Date Inventory Value set forth in the statement referred to in Section 4.08(a) (together, the “Closing Consideration”) by electronic funds transfer of immediately available funds to the account specified by EPI; and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(b)           assume the Assumed Liabilities.

The Closing Consideration shall be exclusive of any value added tax which, if urged, shall be payable by Acquirer.

Section 4.02.          Royalty for Products.  (a) The Acquiror shall pay to EPI royalties (the royalty payments referred-to in this Section 4.02(a) being referred to as the “Royalty Payments”) of:

(i)            [***] of the Net Sales of Zanaflex Capsules in the Territory during the period beginning on the Closing Date and ending on the date of termination of all obligations to pay royalties under the Novartis License Agreement with respect to sales of Zanaflex Capsules (the “Novartis Royalty Term”);

(ii)           [***] of the Net Sales of Zanaflex Tablets in the Territory during the period beginning on the Closing Date and ending on the later of (A) the tenth (10th) anniversary of the Closing Date or (B) the date of expiration of the last Patent to expire included within the Product Patent Rights (the “EPI Royalty Term”); provided, however, that notwithstanding the foregoing, no royalty shall be due and payable under this Section 4.02(a)(ii) with respect to Net Sales of Zanaflex Tablets arising from Acquiror 2004 Gross Sales that exceed [***]; and

(iii)          [***] of the Net Sales of Zanaflex Capsules in the Territory during the period beginning on the termination of the Novartis Royalty Term and ending on the termination of the EPI Royalty Term.

(b)           Royalty Payments shall be made on a quarterly basis by the Acquiror in United States dollars on or prior to the date that is forty-five (45) days after the end of each calendar quarter (each such date, a “Due Date”) included within the EPI Royalty Term.  Payment shall be by means of wire transfer to an account designated in writing by EPI from time to time.

(c)           By each Due Date, the Acquiror shall provide to EPI a true and accurate report of Net Sales of the applicable Products in the Territory for the previous calendar quarter and the calculation of royalties due thereon.  Until the date that is two (2) years after the expiration of the EPI Royalty Term (the “Audit Termination Date”), the Acquirer shall keep accurate books and records in sufficient detail to enable the royalties payable hereunder to be determined.  EPI may demand, no more than once during any calendar year and until the Audit Termination Date, an audit of the relevant books and records of the Acquiror in order to verify the royalties payable hereunder during the previous three (3) year period.  Upon no less than fifteen (15) days’ prior written notice to the Acquiror, the Acquiror shall grant reasonable access during normal business hours to members of an internationally recognized independent public accounting firm selected by EPI to such relevant books and records of the Acquiror in order to conduct a review or audit thereof.  The accounting firm shall report its conclusions and calculations to EPI and the Acquiror; provided, that in no event shall the accounting firm disclose to EPI any information of the Acquiror except to the extent necessary to verify Net Sales and the royalties payable hereunder and, at the request of the Acquiror, such accounting firm will execute appropriate non-disclosure agreements.  Unless the results of an such audit indicate that

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

the Acquiror underpaid royalties due hereunder for any period by greater than [***].  EPI shall bear the full cost of the performance of such audit.  If the results of any such audit indicate that the Acquiror underpaid royalties due hereunder for any period by greater than [***], (i) the Acquiror shall bear the full cost of the performance of such audit and (ii) the Acquiror shall pay to EPI the mount by which the Acquiror underpaid such royalties.

(d)           The Acquiror shall pay interest to EPI on Royalty Payments not made to EPI by the applicable Due Date over the period from such Due Date until the date of actual payment (both before and after judgment) at the prime rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office from time to time plus 2% (or, if less, the maximum rate allowed to be charged under applicable laws), such interest to be payable on demand and compounded monthly.

Section 4.03.          Milestone Payments:  (a) The Acquiror shall make the following payments by means of wire transfer to an account designated in writing by EPI from time to time:

(i)            if (and only if) the cumulative Gross Sales from and after the Closing during calendar year 2004 in the Territory of Zanaflex Tablets and Zanaflex Capsules (“Acquiror 2004 Gross Sales”) are equal to or greater than [***] then the Acquiror shall pay to EPI an amount equal to one-half of such Acquiror 2004 Gross Sales, subject to a maximum amount to be paid to EPI under this Section 4.03(a)(i) of [***] according to the following schedule:  (A) one-half of such amount to be paid to EPI shall be paid on March 31, 2005, and (B) the remainder shall be paid on March 31,2006;

(ii)           if (and only if) the cumulative Gross Sales from and after the Closing in the Territory of Zanaflex Tablets and Zanaflex Capsules are equal to or greater than [***] then the Acquiror shall pay [***] to EPI upon the later of (A) the date that is 45 days following the end of the calendar quarter in which such target is met and (B) March 31, 2006;

(iii)          if (and only if) the cumulative Gross Sales from and after the Closing in the Territory of Zanaflex Table and Zanaflex Capsules are equal to or greater than [***] then the Acquiror shall pay [***] to EPI within 45 days following the end of the calendar quarter in which such target is met;

(iv)          if (and only if) the cumulative Gross Sales from and after the Closing in the Territory of Zanaflex Tablets and Zanaflex Capsules are equal to or greater than [***], then the Acquiror shall pay [***] to EPI within 45 days following the end of the calendar quarter in which such target is met; and

(v)           if (and only if) the cumulative Gross Sales from and after the Closing in the territory of Zanaflex Tablets and Zanaflex Capsules are equal to or greater than [***] then the Acquiror shall pay [***] to EPI within 45 days following the end of the calendar quarter in which such target is met (the payments referred to in clauses “(i),” “(ii),” “(iii),” “(iv)” and “(v)” being referred to as the “Milestone Payments”).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(b)           By the date that is 45 days after the end of each calendar quarter until the quarter in which the last to be paid of the Milestone Payments is made (the “Final Milestone Payment Date”), the Acquiror shall provide to EPI a true and accurate report of Gross Sales of the applicable Products in the Territory for the previous calendar quarter.  Until the date that is six (6) months after the Final Milestone Payment Date (the “Milestone Audit Termination Date”), the Acquiror shall keep accurate books and records in sufficient detail to enable the Milestone Payments to be determined.  EPI may demand, no more than once during any calendar year and until the Milestone Audit Termination Date, an audit of the relevant books and records of the Acquiror in order to verify the Milestone Payments payable hereunder.  Upon no less than fifteen (15) days’ prior written notice to the Acquiror, the Acquiror shall grant reasonable access during normal business hours to members of an internationally recognized independent public accounting firm selected by EPI to such relevant books and records of the Acquiror in order to conduct a review or audit thereof.  The accounting firm shall report its conclusions and calculations to EPI and the Acquiror; provided, that in no event shall the accounting firm disclose to EPI any information of the Acquiror except to the extent necessary to verify Gross Sales and the Milestone Payments payable hereunder and, at the request of the Acquiror, such accounting firm will execute appropriate non-disclosure agreements.  Unless the results of any such audit indicate that the Acquiror failed to pay any Milestone Payment within three (3) months following the date that such Milestone Payment was due, EPI shall bear the full cost of the performance of such audit.  If the results of any such audit indicate that the Acquiror has not paid any Milestone Payment, (i) the Acquiror shall bear the full cost of the performance of such audit and (ii) the Acquiror shall make the appropriate Milestone Payment to EPI (to the extent not already paid).

(c)           The Acquiror shall pay interest to EPI on Milestone Payments not made to EPI by the applicable due date thereof over the period from such due date until the date of actual payment (both before and after judgment) at the prime rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office from time to time plus 2% (or, if less, the maximum rate allowed to be charged under applicable laws), such interest to be payable on demand and compounded monthly.

Section 4.04.          Trademark Purchase.  At any time on or after the date upon which the Acquiror shall have paid to EPI an aggregate of [***] (pursuant to the provisions of Sections 4.01 through 4.03; the Acquiror may elect, in its sole discretion by written notice to EPI, to purchase the Product Trademarks for the purchase price of [***] (the “Trademark Purchase”).  At such time, the, parties will cooperate in good faith to execute and deliver such documents, including any trademark assignment agreement required under applicable law, as are necessary or desirable to vest in the Acquiror good and marketable title to the Product Trademarks.

Section 4.05.          Allocation of Purchase Price.  The Closing Consideration shall be allocated among the Purchased Assets in the manner mutually agreed to by EPI and the Acquiror within thirty (30) days after the Closing Date.  Any subsequent adjustments to the consideration paid by the Acquiror for the Purchased Assets (including the Closing Date Inventory Value Adjustment, the Milestone Payments and the Royalty Payments) shall be reflected in such allocation as revised hereunder in manner consistent with Section 1060 of the Code.  The Acquiror and EPI agree (a) to report the sale and purchase of the Purchased Assets for Tax

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

purposes in accordance with such allocation and (b) not to take any position inconsistent with such allocation on any of their respective Tax returns.  If within a (10) days after the thirty (30)-day period set forth above the parties have not reached agreement, the Accountants shall be engaged to determine the final allocation in dispute.  EPI and the Acquiror shall share equally the fees of such Accountants.

Section 4.06.          Sales, Use and Other Taxes.  All transfer, documentary, sales, use, gross receipts, stamp, duty, registration or other similar transfer taxes (collectively, “Transfer Taxes”) incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement and the Related Agreements, including all recording or filing fees, notarial fees and other similar costs of Closing that may be imposed, payable, collectible or incurred shall be borne equally by EPI, on the one hand, and by the Acquiror, on the other hand.

Section 4.07.          No Tax Withholding.  All payments under or contemplated by this Agreement or the Related Agreements will be made without any deduction or withholding for or on account of any taxes.

Section 4.08.          Closing Date Inventory Value Adjustments.  (a) EPI will deliver to the Acquiror a written statement of the Estimated Closing Date Inventory Value at least two (2) Business Days prior to the Closing Date.  As promptly as practicable, but in any event not later than thirty (30) days after the Closing Date, EPI shall prepare and deliver to the Acquiror a statement calculating the Closing Date Inventory Value and the amount of any Closing Date Inventory Value Adjustment (the “Closing Date Inventory Value Statement”).

(b)           During the sixty (60) day period immediately following the Acquiror’s receipt of the Closing Date Inventory Value Statement, the Acquiror shall be permitted to review EPI’s books and records to the extent reasonably necessary for the Acquiror to evaluate the Closing Date Inventory Value Statement.  The Closing Date Inventory Value Statement shall become final and binding upon the Acquiror and EPI at the end of such sixty (60) day period, unless the Acquiror objects to the Closing Date Inventory Value Statement, in which case it shall send written Notice (the “Notice of Objection”) to EPI within such period, setting forth in specific detail the basis for its objection and its proposal for any adjustments to the Closing Date Inventory Value Statement.  If a timely Notice of Objection is received by EPI, then the Closing Date Inventory Value Statement shall become final and binding on EPI and the Acquiror on the first to occur of (x) the date EPI and the Acquirer resolve in writing any differences they have with respect to the matters specified in the Notice of Objection and (y) the date all matters in dispute are finally resolved in writing by the Accountants, in each case as provided below.  EPI and the Acquiror shall seek in good faith to reach agreement as to any such proposed adjustment or that no such adjustment is necessary within thirty (30) days following receipt of the Notice of Objection.  If agreement is reached in writing within such thirty (30) day period as to all proposed adjustments, or that no adjustments are necessary, EPI and the Acquiror shall revise the Closing Date Inventory Value Statement accordingly.  If EPI and the Acquiror are unable to reach agreement within such thirty (30) day period, then the Accountants shall be engaged at that time to review the Closing Date Inventory Value Statement, and shall make a determination as to the resolution of any adjustments.  The determination of the Accountants shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than thirty (30)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

days thereafter, and shall be final, conclusive and binding upon EPI and the Acquiror, and the parties shall revise the Closing Date Inventory Value Statement accordingly.  EPI, on the one hand, and the Acquiror, on the other hand, shall each pay one-half of the cost of the Accountants.  Within ten (10) days after the date on which the Closing Date Inventory Value Statement becomes final and binding on EPI and the Acquiror, the Acquiror shall pay the Closing Date Inventory Value Adjustment to EPI, if positive, or EPI shall pay the Closing Date Inventory Value Adjustment to the Acquiror, if negative.

ARTICLE V

CLOSING

Section 5.01.          Time and Place.  The closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”), shall take place simultaneously with the signing of this Agreement, at the offices of EPI, 7475 Lusk Boulevard, San Diego, CA 92121, unless another place shall be agreed to by the parties.  The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 5.02.          Deliveries at Closing.

(a)           Closing Deliveries by EPI.  At the Closing, EPI shall deliver or cause to be delivered to the Acquirer:

(i)            each of the Related Agreements and the Supply Agreement, duly executed and delivered by EPI, and copies of an documents required to be delivered by EPI pursuant to this Agreement, the Related Agreements and the Supply Agreement;

(ii)           a copy of the Assignment and Assumption Agreement, duly executed by Novartis;

(iii)          a copy, of each of the Assumed Contracts; and

(iv)          copies of all Elan Governmental Consents and Elan Third Party Consents.

(b)           Closing Deliveries by the Acquiror.  At the Closing, the Acquiror will deliver or cause to be delivered to EPI:

(i)            the Closing Consideration in immediately available funds by wire transfer to an account that shall have been designated by EPI not less than two Business Days prior to the Closing Date;

(ii)           each of the Related Agreements to be executed by the Acquirer and the Supply Agreement, duly executed and delivered by the Acquirer, and copies of all documents required to be delivered by the Acquirer pursuant to this Agreement, the Related Agreements and the Supply Agreement;

(iii)          evidence of the insurance coverage described in Section 7.07; and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(iv)          such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to EPI and the Acquiror, as may be necessary to effect the Acquirer’s assumption of the Assumed Liabilities.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF EPI

EPI represents and warrants to the Acquiror that each statement set forth in each of the sections and subsections of this Article VI (each such statement being a “representation and warranty” of the Company) is accurate and complete as of the date hereof (except as to certain representations and warranties which expressly speak as of a different date certain, which shall be accurate and complete as of such date), except as set forth in any disclosure schedule delivered to the Acquiror by EPI on the date of this Agreement corresponding to the particular section of subsection of this Article VI in which such representation and warranty appears (it being understood, however, that a disclosure in a particular disclosure schedule will also be deemed to qualify a representation and warranty that does not appear in the corresponding section or subsection of this, Article VI if such disclosure reasonably relates to such representation and warranty) (All disclosure schedules delivered to the Acquiror by EPI on the date of this Agreement being collectively referred to as the “Elan Disclosure Schedule”).

Section 6.01.          Organization, Etc.  EPI is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted by it.  EPI is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not have a Material Adverse Effect.

Section 6.02.          Authority of EPI.  EPI (and/or any of its Affiliates, as applicable with respect to Related Agreements and the Supply Agreement) has all necessary corporate power and authority and has taken all actions necessary to enter into, deliver and perform its obligations under this Agreement, the Supply Agreement and the Related Agreements and carry out the transactions contemplated hereby and thereby.  The board of directors and stockholders of EPI (and/or any of its Affiliates, as applicable with respect to Related Agreements and the Supply Agreement) have taken all action required by Law and its Charter Documents and otherwise to be taken by it to authorize (a) the execution and delivery of, and performance by it of its obligations under, this Agreement, the Supply Agreement and the Related Agreements and (b) the consummation of the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by EPI and, when executed and delivered by the Acquiror, will constitute a legal, valid and binding obligation of EPI, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law).  When executed and delivered by EPI and each other party thereto, the Supply Agreement and each Related Agreement will constitute a legal, valid and binding obligation of EPI (and/or any of its Affiliates, as applicable), enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law).

Section 6.03.          Consents and Approvals. (a) Schedule 6.03(a) of the Elan Disclosure Schedule sets forth a complete and accurate list (the “Elan Governmental Consents”) of all consents, waivers, approvals, Orders, permits or authorizations of, or registrations, declarations, payments or filings with, any Governmental or Regulatory Authority that are required by of with respect to EPI or my of its Affiliates in connection with the execution and delivery of this Agreement, the Supply Agreement and the Related Agreements by EPI, the consummation of the transactions contemplated hereby and thereby or the performance of its obligations hereunder and thereunder, except for those consents, waivers, approvals, Orders, permits, authorizations, registrations, declarations, payments or filings which a failure to obtain or make would not have a Material Adverse Effect.

(b)           Schedule 6.03(b) of the Elan Disclosure Schedule sets forth a complete and accurate list (the “Elan Third Party Consents”) of all consents, waivers, approvals, or authorizations of, or notices to, any Person (other than a Governmental or Regulatory Authority) that are required by or with respect to EPI or any of its Affiliates in connection with the execution and delivery of this Agreement, the Supply Agreement and the Related Agreements by EPI, the consummation of the transactions contemplated hereby and thereby or the performance of its obligations hereunder and thereunder, except for those consents, waivers, approvals, authorizations or notices which a failure to obtain or make would not have a Material Adverse Effect.

Section 6.04.          Non-Contravention.  The execution and delivery by EPI of this Agreement, the Supply Agreement and the Related Agreements, does not, and the performance by it of is obligations under this Agreement, the Supply Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of EPI;

(b)           assuming the receipt of the Elan Governmental Consents, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to EPI, the Business as conducted by EPI or the Purchased Assets or any Governmental Permit;

(c)           give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Permit relating to the Products, except as would not have a Material Adverse Effect; or

(d)           conflict with or result in a Default under any Assumed Contract, assuming receipt of the Elan Third Party Consents applicable to the Assumed Contracts, except as would not have a Material Adverse Effect.

Section 6.05.          Contracts.  Schedule 6.05 of the Elan Disclosure Schedule sets forth a complete and correct list of:  (a) each EPI Contract that relates to the research, development, exploitation, licensing, use, importation, promotion, marketing, sale or distribution of the Products and provides for aggregate annual payments, or has a value in excess, of $25,000;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

and (b) each other EPI Contract that, if such Contract were to be terminated or otherwise no longer in full force and effect, would have or would reasonably be expected to have a Material Adverse Effect. EPI has delivered to the Acquiror complete and correct copies of all such EPI Contracts and all Assumed Contracts; including all amendments, exhibits, appendices and annexes thereto.  Except as would not have a Material Adverse Effect, (a) each of the Assumed Contracts is in full force and effect and constitutes a legal, valid and binding agreement of EPI or its Affiliate, as applicable, and is enforceable in accordance with its terms by EPI or its Affiliate, as applicable, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law), and (b) EPI-and its Affiliates have performed all of their obligations under each Assumed Contract, and neither EPI nor any of its Affiliates, nor, to the Knowledge of EPI, any third party to any Assumed Contract, has violated or breached, or declared or committed any Default under, any Assumed Contract.  Neither EPI nor any of its Affiliates have received any written notice or, to the Knowledge of EPI, any other communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed Contract.  EPI has delivered to the Acquiror complete and correct copies of all Multi-Product Contracts, including all amendments, exhibits, appendices and annexes thereto; provided, that such copies may have been redacted to prevent disclosure of information not related to any of the Products.

Section 6.06.          Title to Purchased Assets.  EPI has good and valid title to all of the Purchased Assets and the Product Trademarks and owns all of the Purchased Assets and the Product Trademarks free and clear of any Encumbrances (other than Permitted Encumbrances).  At the Closing EPI will convey to the Acquiror good and valid title to all of the Purchased Assets free and clear of any Encumbrances (other than Permitted Encumbrances).

Section 6.07.          Intellectual Property Rights.

(a)           EPI has not entered into any Contract (i) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Purchased Intellectual Property or the Product Trademarks in the Territory, (ii) expressly agreeing to indemnify any Person against any charge of infringement of any of the Purchased Intellectual Property or the Product Trademarks in the Territory, (iii) granting any Person any license rights or other rights to use or practice any Purchased Intellectual Property or the Product Trademarks in the Territory, or (iv) binding EPI or any of its Affiliates under any covenant not to sue any Person for use, practice or infringement of any Purchased Intellectual Property or the Product Trademarks in the Territory.

(b)           EPI has not entered into any Contract granting any Person the right to control the prosecution of any of the Product Patent Rights in the Territory.

(c)           To the Knowledge of EPI, the conduct of the Business in the Territory, as it has been and is now being conducted, does not presently and will not infringe or misappropriate or otherwise violate, as applicable, any Patent, Know-How, Trademark or other intellectual property or proprietary rights in the Territory of any Person.  Neither EPI nor any of its Affiliates has received any written notice from any Person, or has Knowledge of, any claim, allegation or assertion that the conduct of the Business in the Territory infringes or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

misappropriates or otherwise violates, as applicable, the Patent, Know-How, Trademark or other intellectual property or proprietary rights in the Territory of any Person.  To the Knowledge of EPI, the conduct of research, development, exploitation, licensing, distribution, marketing, sale, promotion, importation and use of the Zanaflex Capsules in the Territory by the Acquiror, in each case as such activities are conducted by EPI as of the Closing, will not infringe or misappropriate or otherwise violate, as applicable, any Patent, Know-How, Trademark or other intellectual property or proprietary rights in the Territory of any Person.

(d)           Any registration, maintenance and renewal fees due in connection with the Purchased Intellectual Property and the Product Trademarks have been paid in a timely manner and all documents, certificates and other material in connection with the Purchased Intellectual Property and the Product Trademarks have, for the purposes of maintaining such Purchased Intellectual Property or the Product Trademarks, as applicable, been filed in a timely manner with the relevant Governmental or Regulatory Authorities.  EPI has filed, prosecuted and maintained the Product Trademarks in the Territory and has filed and maintained all Purchased Intellectual Property, as applicable, in the Territory.

(e)           EPI has the unrestricted right to assign, transfer and grant to the Acquiror all rights in and to the Purchased Intellectual Property as provided herein, and in and to the Product trademarks as provided in the Trademark License Agreement, in each case free of any rights or claims of any Person, or any other Encumbrances (other than Permitted Encumbrances), and without payment by any Party of any royalties, license fees or other amounts to any third party.

(f)            To the Knowledge of EPI, all of the Product Patents are valid and are subsisting and enforceable.  None of the Product Patents has been or is currently involved in any interference, reissue, re-examination or opposition proceeding, and, to the Knowledge of EPI, there is no potentially interfering Patent in the Territory.

(g)           To the Knowledge of EPI, (i) there is no unauthorized use, infringement, misappropriation or violation of any of the Purchased Intellectual Property or the Product Trademarks in the Territory by any Person, including any current or former employee or consultant of EPI or its Affiliates, and (ii) there is no material breach of any license, sublicense or other Contract authorizing any Person to use such Purchased Intellectual Property, the Product Trademarks or any goodwill associated therewith.

(h)           There are no Actions or Proceedings (including any inventorship challenges) ending with respect to any of the Purchased Intellectual Property or the Product Trademarks, nor aye any such Actions or Proceedings been brought in the past Schedule 6.07(h) sets forth any and all settlements or agreements reached with respect to any such Actions or Proceedings with respect to Purchased Intellectual Property and the Product Trademarks.  None of the Product Trademarks in the Territory is or has been the subject of any invalidation, opposition, cancellation, abandonment or similar proceeding, and neither EPI nor any of its Affiliates has received any written notice from any Person, or has Knowledge, of any actual or threatened claim or basis for such a proceeding.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Section 6.08.          Litigation.  Except as would not have a Material Adverse Effect, there are no Orders, Actions or Proceedings pending or, to the Knowledge of EPI, threatened, against, in connection with or relating to (i) the Purchased Assets or the Business as conducted by EPI, (ii) this Agreement, the Supply Agreement or any Related Agreement or (iii) the transactions contemplated by his Agreement, the Supply Agreement or any Related Agreement.  To the Knowledge of EPI; no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such Order, Action or Proceeding.  EPI has delivered to the Acquiror accurate and complete copies of all pleadings, non-privileged correspondence and other non-privileged written materials that relate to any Orders, Actions or Proceedings identified in Schedule 6.08 of the Man Disclosure Schedule.

Section 6.09.          Compliance with Law.  (a) Except as would not have a Material Adverse Effect, the Business as conducted by EPI is and has been since December 31, 2002 in compliance with all applicable Laws.

(b)           Except as would not have a Material Adverse Effect, since December 31, 2002, no Governmental or Regulatory Authority or any other Person has notified EPI or any of its Affiliates that the conduct of the Business by EPI or the ownership or use of the Purchased Assets were or are in violation of any Law or Order or the subject of any investigation.

Section 6.10.          Inventory.  All of the Inventory (a) is good, issuable and merchantable in the Ordinary Course of Business of EPI, and is free of any material defect or deficiency, (b) fully conforms to the specifications for the Products as set forth in the Product Registrations, (c) was manufactured, packaged, labelled, held, tested and shipped in accordance with the specifications for the Products as set forth in the Product Registrations, cGMPs, all other applicable Laws and requirements of all applicable Governmental or Regulatory Authorities, (d) is not adulterated or misbranded and is of suitable quality, and (e) may be introduced into interstate commerce in the United States pursuant to the Federal Food, Drug, and Cosmetic Act, as amended.

Section 6.11.          Customers and Suppliers. Schedule 6.11 of the Elan Disclosure Schedule specifies for the fiscal year ended December 31, 2003 the names of the customers that were, in the aggregate, the ten (10) largest wholesale customers in terms of dollar value of the Products sold by the Business as conducted by EPI.  None of such customers has given EPI notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with EPI relating to the Business as conducted by EPI.  Schedule 6.11 of the Elan Disclosure Schedule also specifies for the fiscal year ended December 31, 2003 the names of the suppliers of the active pharmaceutical ingredients in the Products.  None of such suppliers has given EPI notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with EPI relating to the Business as conducted by EPI.  EPI has disclosed and provided to Acquiror EPI’s current returns policy for Products in the Territory.

Section 6.12.          Governmental Permits.  Schedule 6.12 of the Elan Disclosure Schedule identifies each Governmental Permit that is held by EPI or its Affiliates that relates directly to the Business, the ownership or use of any of the Purchased Assets or EPI’s performance of any of the Assumed Contracts, other than Governmental Permits which a failure

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

to hold would not have a Material Adverse Effect.  EPI has delivered to the Acquiror accurate and complete copies of all of the Governmental Permits identified on Schedule 6.12 of the Elan Disclosure Schedule, including all renewals thereof and all amendments thereto.  To the Knowledge of the EPI, each Governmental Permit identified or required to be identified on Schedule 6.12 of the Elan Disclosure Schedule is valid and in full force and effect.  Except as would not have a Material Adverse Effect, EPI and each of its Affiliates is and has at all times since December 31, 2002 been in compliance with all of the terms and requirements of each Governmental Permit identified or required to be identified on Schedule 6.12 of the Elan Disclosure Schedule.  Neither EPI nor any of its Affiliates has since December 3l, 2002 received any written notice or, to the Knowledge of EPI, any other communication from any Governmental or Regulatory Authority or any other Person regarding (a) any actual, alleged possible or potential violation of or failure to comply with any term or requirement of any material Governmental Permit identified or required to be identified on Schedule 6.12 of the Elan Disclosure Schedule, or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit identified or required to be identified on Schedule 6.12 of the Elan Disclosure Schedule, in each case other than any violation, failure to comply, revocation, withdrawal, suspension, cancellation, termination or modification, as applicable, that would not have a Material Adverse Effect.  Except as would not have a Material Adverse Effect, all applications required to have been filed for the renewal of the material Governmental Permits required to be identified on Schedule 6.12 of the Elan Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and each other notice or filing required to have been given or made with respect to such Governmental Permits has been duly given or made on a timely basis with the appropriate Governmental or Regulatory Authority.

Section 6.13.          Financial Statements.  EPI has made available to Acquiror the financial statements attached to the Elan Disclosure Schedule as Exhibit 6.13 thereto, which financial statements have not been audited.  Each line item in such financial statements above and including the line item called “Gross Margin” is correct and complete in all material respects for the periods referred in such financial statements, subject to normal audit adjustments, and is in accordance with genetically accepted accounting principles.  Each line item in such financial statements below the line item called “Gross Margin” is correct and complete in all material respects for the periods referred to in such financial statements, subject to normal audit adjustments.  Acquiror acknowledges and agrees at all financial information contained in such financial statements and relating to the second calendar quarter of 2004 constitutes Confidential Information of EPI.

Section 6.14.          No Other Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE ELAN DISCLOSURE SCHEDULE), EPI DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PURCHASED ASSETS AND THE BUSINESS, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

The Acquiror represents and warrants to EPI as of the date hereof (except as to certain presentations and warranties which expressly speak as of a different date certain, which shall be accurate and complete as of such date), subject to such exceptions as are disclosed in the disclosure schedule supplied by the Acquiror to EPI and dated as of the date hereof (the “Acquiror Disclosure Schedule”), as follows:

Section 7.01.          Corporate Organization. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and carry on its business as currently conducted. The Acquiror is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except for any jurisdiction where failure to so qualify would not have an Acquiror Adverse Effect.

Section 7.02.          Authority of the Acquiror. The Acquiror has all necessary power and authority and has taken all actions necessary to enter into, deliver and perform its obligations under is Agreement, the Supply Agreement and the Related Agreements and carry out the transactions contemplated hereby and thereby. The board of directors and stockholders of the Acquiror have taken all action required by Law and its Charter Documents and otherwise to be taken by it to authorize (a) the execution and delivery of, and performance by it of its obligations under, this Agreement, the Supply Agreement and the Related Agreements and (b) the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Acquiror and, when executed and delivered by EPI, will constitute a legal, valid end binding obligation of the Acquiror, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law). When executed and delivered by the Acquiror and by EPI, the Supply Agreement and each Related Agreement to which the Acquirer is a party will constitute a legal, valid and binding obligation of the Acquiror, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law).

Section 7.03.          Consents and Approvals. (a) Schedule 7.03(a) of the Acquiror Disclosure Schedule sets forth a complete and accurate list (the “Acquiror Governmental Consents”) of all consents, waivers, approvals, Orders, permits or authorizations of, or registrations, declarations, payments or filings with, any Governmental or Regulatory Authority that are required by or with respect the Acquiror in connection with the execution and delivery of this Agreement, the Supply Agreement and the Related Agreements to which it is a party by the Acquiror, the transactions contemplated hereby and thereby or the performance of its obligations hereunder and thereunder, except for those consents, waivers, approvals, Orders, permits,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

authorizations, registrations, declarations, payments or filings which a failure to obtain or make would not have an Acquiror Adverse Effect.

(b)           Schedule 7.03(b) of the Acquiror Disclosure Schedule sets forth a complete and accurate list (the “Acquiror Third Party Consents”) of all consents, waivers, approvals, or authorizations of, or notices to, any Person (other than a Governmental or Regulatory Authority) that are required by or with respect to the Acquiror in connection with the execution and delivery of this Agreement, the Supply Agreement and the Related Agreements by the Acquirer, the consummation of the transactions contemplated hereby and thereby or the performance of its obligations hereunder and thereunder, except for those consents, waivers, approvals, authorizations or notices which a failure to obtain or make would not have an Acquiror Adverse Effect.

Section 7.04. Non-Contravention. The execution and delivery by the Acquiror of This Agreement, the Supply Agreement and the Related Agreements to which it is a party, does not, and the performance by it of its obligations under this Agreement, the Supply Agreement and such related Agreements and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Acquirer;

(b)           assuming the receipt of all Acquiror Governmental Consents, conflict with or result in a violation or breach of any term or provision of any Law applicable to the Acquiror; or

(c) conflict with or result in a Default under any Contract to which the Acquiror is a party or by which the Acquirer or any of its assets are bound, except as would not have an Acquiror Adverse Effect.

Section 7.05.  Litigation. There are no Orders, Actions or Proceedings pending, or the Knowledge of the Acquiror, threatened, against the Acquiror in connection with or relating to (i) this Agreement, the Supply Agreement or any Related Agreement, or (ii) the transactions contemplated by this Agreement, the Supply Agreement or any Related Agreement.

Section 7.06.  Financial Capability. As of the date of this Agreement, the Acquiror and its Subsidiaries have at least $15 million of cash, cash equivalents and marketable securities with maturity of less than one year.  Prior to the Closing, the Acquiror shall not permit such assets to fall below $15 million unless otherwise agreed to in writing by EPI.

Section 7.07.  Insurance. The Acquiror and each of its Affiliates that will be involved in the conduct of the Business maintain insurance policies covering their respective assets, business, equipment, properties, operations, employees, officers and directors, including product liability insurance (collectively, the “Acquiror Insurance Policies”), which are of the type and amounts customarily carried by Persons conducting businesses similar to those of the Acquiror and its, Affiliates, and each of the Acquiror and its Affiliates, as the case may be, will maintain such Acquiror Insurance Policies for at least three (3) years following the Closing. As

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

of the date of this Agreement, the Acquirer does not know of any threatened termination of, or material premium increase with respect to, any Acquiror Insurance Policies.

Section 7.08.  No Other Warranties. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH THIS AGREEMENT (INCLUDING THE ACQUIROR DISCLOSURE SCHEDULE), THE ACQUIROR DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT.

ARTICLE VIII

COVENANTS OF THE PARTIES

Section 8.01.  [SECTION INTENTIONALLY LEFT BLANK]

Section 8.02.  Commercially Reasonable Efforts. Following the date hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, the Supply Agreement td the Related Agreements and to cause the conditions to the obligations of the other party hereto to consummate the transactions contemplated hereby and thereby to be satisfied at the Closing, including obtaining all Elan Third Party Consents, Elan Governmental Consents, Acquirer Governmental Consents and Acquiror Third Party Consents and removing any injunctions or other Encumbrances, other than Permitted Encumbrances, on the Purchased Assets and any impairments or delays the obtaining removal of which are necessary, proper or advisable to the consummation of the transactions contemplated by this Agreement, the Supply Agreement and the Related Agreements.

Section 8.03.  Access. (a) In order to facilitate the resolution of any claims made by against or incurred by EPI or any of its Affiliates or any of their respective officers or directors in any Elan Companies Proceeding, upon reasonable notice, the Acquiror shall: (i) afford the officers, employees and authorized agents and representatives of EPI or any of its Affiliates reasonable access (including the right to make copies at their own expense), during normal business hours, to the Product Books and Records; (ii) furnish to the officers, employees and authorized agents and representatives of EPI or any of its Affiliates such additional financial and other information regarding the Business as conducted by EPI relating to the period prior to the Closing as EPI or any of its Affiliates may from time to time reasonably request; (iii) make available to the officers, employees and authorized agents and representatives of EPI or any of its Affiliates the employees of the Acquirer whose assistance, testimony or presence is necessary to assist EPI or any of its Affiliates in evaluating any such claims and/or in prosecuting or defending against such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; and (iv) to the extent that EPI or any of its Affiliates or and of their respective officers of directors is legally required to produce original documents included among the Purchased Assets for inspection in any legal Action or Proceeding, cooperate with EPI or any of its Affiliates or any of their respective officers or directors in making such original documents available for inspection by parties to such Action or Proceeding; provided, however, that the foregoing shall not unreasonably interfere with the business or operations of the Acquiror or any

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

of its Affiliates and that all Books and Records to which EPI and its representatives are given such access shall be deemed to be Confidential Information of the Acquiror.

(b)           In order to facilitate the resolution of any claims made by or against or incurred by Acquiror or any of its Affiliates or any of their respective officers or directors in any future Action or Proceeding, or the resolution of any written demands relating to alleged Liabilities of Acquiror, EPI shall ensure that EPI, its Affiliates and their respective representatives provide the Acquiror and its representatives with reasonable access during normal business hours to the representatives of EPI and its Affiliates, personnel and assets and to all Books and Records relating to the Business and the Purchased Assets (including the Excluded Books and Records) as the Acquiror may reasonably request; provided that the personnel and operations of EPI, its Affiliates and their respective representatives shall not be unreasonably disrupted by the Acquiror or its Representatives and that all books and Records to which the Acquiror and its representatives are given such access shall be deemed to be Confidential Information of EPI.

(c)           Each party agrees to make its respective personnel and those of its Affiliates reasonably available to the other party or its respective representatives to the extent such access is reasonably related to any Excluded Assets, in the case of EPI, or Purchased Assets, in the case of the Acquiror, or is otherwise reasonably necessary to comply with the terms of this Agreement or to comply with any applicable Law, it being understood that the party requesting access shall reimburse the other party promptly for their reasonable and necessary out-of-pocket expenses incurred in complying with my such request.

(d)           The Acquiror agrees to maintain all of the Product Books and Records, and EPI agrees to maintain the Excluded Books and Records, for a period of three (3) years after the Closing Date. After such three (3) year period, before either party shall dispose of any such Books and Records, it shall provide to the other party at least ninety (90) calendar days’ prior written notice to such effect, and such party shall be given an opportunity, at its sole cost and expense, to remove and retain all or any part of such Product Books and Records (other than the Excluded Books and Records).

Section 8.04.  Public Announcements: Confidentiality. (a) [SECTION INTENTIONALLY LEFT BLANK]

(b)           Each party shall not, and shall require that its Affiliates and its and their advisors and distributors do not, use or reveal or disclose to third parties any Confidential Information of the other party after the Closing without first obtaining the written consent of the other party, except as lay be reasonably necessary in performing such party’s obligations or exercising such party’s rights under this Agreement (it being understood that any Confidential Information included in the Purchased Assets shall become Confidential Information of the Acquiror following the Closing).  Not withstanding the foregoing, each party may disclose any Confidential Information of the other party to its Affiliates and its and their advisors, accountants, attorneys, consultants and agents on a need-to-know basis only, and such party shall be responsible for such Persons’ compliance with the provisions of this paragraph with respect thereto. Each party shall take, and shall require its Affiliates and its and their advisors, accountants, attorneys, consultants and agents to take, reasonable steps to prevent any

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

unauthorized use or disclosure of any Confidential Information of the other party. The foregoing obligations in this Section 8.04(b) shall not apply to. information which (i) is or becomes a matter of public knowledge through no fault of the receiving party or any Person to whom the receiving party provided such information, (ii) the receiving party can demonstrate to have had lawfully in its possession without any obligation of confidentiality prior to disclosure of such information by or on behalf of the disclosing party, (iii) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation, (iv) is reasonably required to be disclosed in connection with obtaining or maintaining Product Patent Rights or regulatory approvals for the Products, or (v) is required by Law or any Governmental or Regulatory Authority to be disclosed, provided that for disclosures under subclauses “(iv)” and “(v)” the disclosing party uses reasonable efforts to give the other party advance written Notice of such required disclosure in sufficient time to enable the other party to seek confidential treatment for such information; and provided, further, that such disclosing party limits the disclosure to that information which is required to be disclosed. As used herein, “Confidential Information” means all Product Know-How and any proprietary or trade secret information or data relating to the Products or such other information that either party identifies to the other in writing as confidential or the nature of which or the circumstances of the disclosure of which would reasonably indicate that such information is confidential.

(c)           The Acquiror acknowledges that it has been informed that information regarding EPI has been requested by the Securities and Exchange Commission and by private litigants in connection with the Elan Companies Proceedings, and waives notice and the opportunity to seek a protective order with respect to the information that has been requested in connection with such Elan Companies Proceedings.

(d)           Notwithstanding the confidentiality covenants contained herein, the disclosure of any information governed by the confidentiality covenants contained in this Section 8.04 may be made by EPI or any of its Affiliates without liability hereunder to any of their Affiliates and to any employee, agent, attorney, accountant, consultant or representative who is assisting EPI in prosecuting or defending against any Elan Companies Proceeding.

(e)           Notwithstanding the confidentiality covenants contained herein, EPI and any of its Affiliates shall be permitted to use any Confidential Information that EPI or any of its Affiliates in good faith believes to be necessary for purposes of prosecuting or defending an Elan Companies Proceeding, provided, however, that EPI or any of its Affiliates will use its best efforts to obtain an order protecting the confidentiality of such information.

(f)            Following the Closing, the confidentiality agreement dated as of April 14, 2004 between EPI and the Acquiror (the “Confidentiality Agreement”) will terminate in its entirety with no further obligation on the part of any party thereto, except for paragraphs 1.2, 1.4, 4, 7, 8, 9 and 12 thereof.  In addition, the transactions contemplated by this Agreement, the Supply Agreement and the Related Agreements shall not constitute a breach or violation of the terms of the Confidentiality Agreement.

Section 8.05.  Returns, Rebates and Chargebacks. (a) (i) Prior to the Returns Termination Date, EPI will, at its sole cost and expense, process and issue credits (or render

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

payment in such other form as EPI may determine) for all returned Products.  EPI will not bill the Acquiror for the processing of claims for returned Products. Such handling of returned Products by EPI, and the issuance of any credits or other form of reimbursement in connection therewith, shall be in accordance with EPI’s current returned goods policy.  Subject to Section 8.05(iii), as of the Returns Termination Date, the Acquiror will, at its sole cost and expense, process and issue credits (or render payment in such other form as the Acquiror may determine) for all returned Products. The Acquiror will not bill EPI for the processing of claims for returned Products.  Such handling of returned Products by the Acquiror, and the issuance of any credits of other form of reimbursement in connection therewith, shall be in accordance with the Acquiror’s current returned goods policy.

(ii)           EPI and the Acquirer will use reasonable efforts in requesting that customers direct an Product returns prior to the Returns Termination Date to EPI, and after the Returns Termination Date to the Acquiror.  All returned Products received by the Acquiror or EPI after the Closing Date will be destroyed by such party at its respective returns handling facility.  After such destruction, each party will forward to the other party any necessary accompanying documentation to determine he appropriate credit.  If the Acquiror or EPI destroys Products for which the other was financially responsible as set forth in Section 8.05(a)(iii) and (iv), that party shall bill the other party for the cost of the destruction.  Each such invoice shall set forth the number of units processed, together with such other information as shall be necessary to support the invoice.  Each party shall, within thirty (30) days of its receipt of invoice, pay the other party for the full invoiced amount.

(iii)          The parties hereto agree and acknowledge that EPI shall be financially responsible only for returned Products bearing NDC numbers of EPI or any of its Affiliates, evidenced is being sold by EPI (or its Affiliates, sublicensees and marketing, promotion or distribution partners) prior to the Closing and evidenced as being received at either party’s returns handling facility on or before the Returns Termination Date.  For purposes of this Section 8.05(a)(iii), the dollar value of returned Products paid or credited for by EPI shall be determined in accordance EPI’s then current returned goods policy.

(iv)          The parties hereto agree and acknowledge that the Acquiror shall be financially responsible for returned Product bearing the Acquiror’s NDC number, evidenced as being sold after the Closing or evidenced as being received at either party’s returns handling facility after the Returns Termination Date.  For purposes of this Section 8.05(a)(iv), the dollar value of returned Products raid or credited for by the Acquiror shall be determined in accordance with the Acquiror’s then current returned goods policy.

(b)           (i) EPI shall be financially responsible for all rebates pursuant to any government rebate programs with respect to government claims far the Products indicating NDC numbers EPI or any of its Affiliates and dispensed prior to the Rebates and Chargebacks Termination Date.  Any such rebates for Products dispensed subsequent to the Rebates and Chargebacks Termination Date will be the liability of the Acquiror.  The Acquiror shall reimburse EPI for all rebates that EPI is obligated to pay with respect to government claims for the Products dispensed after such date (it being understood and agreed that the dispense date contained in any report from a state rebate program shall be used for purposes of determining such date). All payments due EPI under this Section 8.05(b) shall be made within thirty (30) days

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

of submission to the Acquiror of invoices that describe the requested payments in reasonable detail.

(ii)           The Acquiror acknowledges that EPI will require certain information from the Acquiror in order to calculate the Medicaid rebate for Products bearing NDC numbers of EPI or any of its Affiliates.  Accordingly, the Acquiror agrees that, from and after the Closing Date until the date which is one year after the expiration date of the last lot of Products produced with any NDC number of EPI or any of its Affiliates, the Acquiror will provide to EPI, within five (5) days following the delivery of related information to the Centers for Medicare and Medicaid Services (or any successor agency), the following information: (a) the “best price” (as defined under the Social Security Act, 42 U.S.C. § 1396r-8(c)(1)(C)) for each Product identified by NDC number, (b) the “average manufacturer price” (as defined under the Social Security Act, 42 U.S.C. § 1396r-8(k)(1)) for each Product identified by the NDC number, and (c) any additional data or other information related to such Medicaid issues reasonably requested by EPI.  EPI will provide the same information to Acquiror on the same basis with respect to Products sold by EPI prior to the Closing to the extent that such information is not included in the Product Books and Records.

(c)           EPI shall be responsible for all commercial rebates with respect to the Products dispensed prior to the Rebates and Chargebacks Termination Date. Notwithstanding the foregoing, the Acquiror and EPI agree that (a) EPI’s financial liability for the commercial rebates prior to such date shall be limited to those commercial customers with which EPI has a rebate obligation as of the Closing and (b) any such payments by EPI shall be made on the terms and conditions comparable to EPI’s rebate obligations as of the Closing with respect to each such commercial customer and shall be based on the terms of EPI’s agreement with such customer as of the Closing.  Any rebates for Products dispensed subsequent to the Rebates and Chargebacks Termination Date will be the liability of the Acquiror.  To the extent that EPI processes such claims, the Acquiror shall reimburse EPI within thirty (30) days of receipt of (i) invoices that describe the requested payments in reasonable detail together with copies of the original underlying invoices submitted to EPI

(d)           EPI shall be financially responsible for all chargeback claims and related Administrative Fees for the Products with a chargeback invoice dated (i.e., the date of sale from the wholesaler to the wholesaler customer, subsequently referred to as the “Activity Date”) prior to the Chargebacks Termination Date.  The Acquiror shall process and be financially liable for all chargeback claims and related Administrative Fees with an Activity Date subsequent to such date.  Notwithstanding the foregoing, the parties acknowledge that the VA National Acquisition Center must approve the removal of the Products from EPFs Federal Supply Schedule (“FSS”) before the responsibility of processing such chargebacks is transferred from EPI to the Acquirer. Accordingly, in the event such approval is not obtained prior to the Closing Date, EPI shall continue to be responsible for processing the FSS chargebacks and related Administrative Fees on the Acquirer’s behalf, and the Acquiror shall reimburse EPI for same within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail together with copies of the original underlying invoices submitted to EPI.  The Acquiror and EPI agree that (a) EPI’s financial liability for such transition chargebacks and related Administrative Fees shall be limited to those commercial customers with which EPI has chargeback obligations as of the Closing, and (b) any such chargebacks and related Administrative Fees issued by EPI shall be

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

made on the terms and conditions comparable to EPI’s chargeback obligations as of the Closing with respect to each such commercial customer and shall be based on the terms of EPI’s agreement with such customer as of the Closing.

(e)           Notwithstanding the requirements of Section 8.05(b), the Acquiror and EPI agree that EPI’s financial liability for governmental rebates shall terminate on the date that is one hundred eighty (180) days after the Closing Date, except with respect to governmental rebates relating to utilization data submitted to EPI prior to the Rebates add Chargebacks Termination Date (for which EPI’s responsibility and financial liability shall not terminate). Notwithstanding the requirements of Section 8.05(c) or (d), the Acquiror and EPI agree that EPI’s financial liability for commercial rebates and chargeback claims and related Administrative Fees shall terminate on the date that is one hundred twenty (120) days after the Closing Date.

(f)            The Acquiror agrees that it shall not increase the wholesale acquisition cost of the Products prior to the date that is one hundred eighty (180) days after the Closing Date.

(g)           EPI shall promptly provide the Acquiror with all information required to permit the Acquiror to comply with its obligations to sell-the Products under the Public Health Services Act after the Closing (i.e., the AMP and Rebates Per Unit (“RPU”) for the Products for the two full calendar quarters, and any partial calendar quarter, immediately preceding the Closing Date).  The parties promptly after Closing shall make all filings with Health Resources Services Administration and the Veteran’s Administration necessary to transfer the obligation to sell Products under the Public Health Services Act after the Closing from EPI to the Acquiror.

Section 8.06.          Multi-Product Contracts. Schedule 8.06 of the Elan Disclosure Schedule sets forth a complete and correct list of each Contract to which EPI is a party and pursuant to which EPI sells any of the Products, together with other pharmaceutical products of EPI or its Affiliates, to a third party (the “Multi Product Contracts”).  Except as specified in Schedule 8.06 of the Elan Disclosure Schedule, within ten (10) Business Days following the Closing, EPI shall (a) take all actions necessary to terminate such Multi-Product Contracts to the extent that they pertain to the Products in the shortest period of time permitted thereunder, and (b) inform the other parties to such Multi-Product Contracts of the acquisition of the Purchased Assets by the Acquiror and notify them that they must submit all utilization within the timeframe required by such Contract in order to be paid thereunder.  From and after the sixth day following the Closing, the Acquiror may contact any Person who is a party to a Multi-Product Contract for the purposes of (i) negotiating an agreement relating to the Products with such Person, and (ii) informing such Person of the acquisition of the Purchased Assets by the Acquiror and notifying them that any utilization must be submitted within the timeframe required by the relevant Multi-Product Contract.

Section 8.07.          Bulk Transfer Laws. The Acquiror and EPI hereby waive compliance with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Purchased Assets to the Acquiror.

Section 8.08.          Further Assurances. (a) On and after the Closing Date, EPI shall, from time to time, at the request of the Acquiror, execute and deliver, or cause to be executed

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

and delivered, such other instruments of conveyance and transfer and take such other actions as the Acquiror may reasonably request, in order to (i) more effectively consummate the transactions contemplated hereby, in the Supply Agreement and in the Related Agreements and to vest in the Acquirer good and marketable title to the Purchased Assets (including assistance in the collection or reduction to possession of any of the Purchased Assets), and (ii) transfer to the Acquiror those assets that are necessary for the conduct of the Business that were not included in the Purchased Assets.

(b)           On and after the Closing Date, the Acquiror shall, from time to time, at the request of EPI, take such actions as EPI may reasonably request, in order to more effectively consummate the transactions contemplated hereby, in the Supply Agreement and in the Related Agreements, including the Acquiror’s assumption of the Assumed Liabilities.

Section 8.09           Corporate Names. (a) The Acquirer shall be entitled to continue to use the Corporate Names and the NDC number of EPI or its Affiliates for the Products on the existing Labeling and-packaging for the Products until such time as the Acquiror has prepared and filed with the appropriate Governmental or Regulatory Authorities, and such authorities approve, if required, new Labeling that does not contain references to the Corporate Names or such NDC numbers; provided however, that, if the Acquiror does not prepare within ninety (90) days of the Closing Date final specifications for such revised Labeling and packaging of the Products, including new NDC numbers for the Products and all necessary photo-ready art (or its substantial equivalent) reflecting such modifications, the right of the Acquiror described in this sentence shall terminate ninety (90) days after the Closing Date. Notwithstanding the foregoing, the Acquiror shall be entitled to continue to use the Corporate Names that consist of trademarks of EPI or its Affiliates debossed or otherwise included on Zanaflex Tablets as of the Closing on Zanaflex Tablets until the date that is one hundred eighty (180) days after the Closing Date. Subject to the terms and conditions herein, EPI hereby grants a non-exclusive, non-transferable license to the Acquiror and its Subsidiaries to use the Corporate Names on the Labeling and packaging of the Products and on Zanaflex Tablets themselves, in each case to the extent specified herein.

(b)           “Corporate Names” means the trademark and service mark “ELAN”, the Corporate logos and trade names of EPI and its Affiliates, including the word “ELAN” together with any variations and derivatives thereof and any other logos, symbols or trademarks, trade names or service marks of EPI and its Affiliates (including for the avoidance of doubt any trademarks of EPI or is Affiliates debossed or otherwise included on Zanaflex Tablets themselves), but excluding the Product Trademarks.

(e)           EPI and/or its Affiliates, as applicable, retain and shall retain all right, title and interest in and to the Corporate Names.  The Acquiror expressly acknowledges that EPI and/or its Affiliates own the Corporate Names, and agrees that it will not attack, dispute or contest the validity of or ownership of the Corporate Names, or any registrations issued or issuing with respect thereto. The Acquirer further agrees that all use of the Corporate Names by the Acquiror or its Affiliates shall be for the benefit of EPI and/or its Affiliates and the goodwill accrued in connection with its use of the Corporate Names shall accrue to EPI and/or its Affiliates.  In the event the Acquirer acquires any rights relating to the Corporate Names for any reason, the Acquiror agrees to assign, at no cost, all such rights, together with any related

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

goodwill, to EPI.  The Acquiror shall use best efforts not to do any act which endangers, destroys or similarly affects the value of the goodwill pertaining to the Corporate Names and further agrees that it will ensure that all Products comply with the quality standards and specifications of Elan in existence as of the Closing Date and at all times with at least the same standards as Elan employs for its other products taking into account the nature of the Products and the quality of their manufacture and distribution, including but not limited to the applicable laws, rules or regulations of any Governmental or Regulatory Authority having jurisdiction over the manufacture and distribution of the Products.  Except as provided in this Section 8.09, the Acquiror farther agrees that it will not alter, change, deface or obliterate the Corporate Names on Labeling for the Product.  The Acquirer will at anytime execute any documents reasonably required by EPI to confirm all ownership interests of EPI and/or its Affiliates in the Corporate Names.  The Acquirer shall not use in connection with the Product, or allow any of its Affiliates to use in connection with the Product, any other trademark or trade name which is similar to or substantially similar, to or so nearly resembles the Corporate Names as to be likely to cause deception or confusion.

Section 8.10.   Protective Covenant. (a) During the period beginning at the Closing and ending on the third (3rd) anniversary of the Closing Date, the Acquiror shall not, directly or indirectly, market, distribute or sell in the United Kingdom or Ireland any pharmaceutical product containing tizanidine or any chiral isomer of tizanidine as its active pharmaceutical ingredient.

(b)           During the period beginning at the Closing and ending on the later of (i) the date that the Supply Agreement (or any superceding agreement between the parties with respect to the supply of Zanaflex Capsules by EPI to the Acquiror) is validly terminated, or (ii) the date the EPI Royalty Term ends, EPI shall not, directly or indirectly, market, distribute or sell in the Territory any pharmaceutical product containing tizanidine or any chiral isomer of tizanidine as its active pharmaceutical ingredient.

Section 8.11.   Commercialization of Zanaflex Capsules.  Subject to EPI’s and its Affiliate’s continuing performance of their obligations under this Agreement, the Supply Agreement and the Related Agreements, the Acquiror hereby covenants and agrees that it will use commercially reasonable efforts after the Closing Date to commercialize Zanaflex Capsules.

Section 8.12.   Zanaflex Tablet Business.  From and after the Closing during calendar year 2004, the Acquirer will conduct the Business relating to Zanaflex Tablets using the same commercially reasonable efforts that would be used by a pharmaceutical company similarly situated, including but not limited to filling orders as they are received for Zanaflex Tablets.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ARTICLE IX
[ARTICLE INTENTIONALLY LEFT BLANK]

ARTICLE X
[ARTICLE INTENTIONALLY LEFT BLANK]

ARTICLE XI
INDEMNIFICATION

Section 11.01.        Survival of Representations, Warranties, Covenants, Etc. (a) The representations and warranties and covenants and agreements to be performed at the Closing of EPI or the Acquiror contained in this Agreement shall survive the Closing and terminate 12 months following the Closing Date (the “Expiration Date”).  Notwithstanding the preceding sentence, so long as an Indemnified Party gives an Indemnification Claim Notice for any claim for indemnification on or before the Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification for such claim.

(b)           The representations, Warranties, covenants and agreements of EPI and the Acquiror, and the rights and remedies that may be exercised by the Acquiror Indemnitees and the EPI indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Acquiror Indemnitees or EPI Indemnitees or m y of their respective Representatives.

(c)           For purposes of this Agreement, each statement or other item of information set forth in the Elan Disclosure Schedule shall be deemed to be a representation and warranty made by EPI in this Agreement; and each statement or other item of information set forth in the Acquiror Disclosure Schedule shall be deemed to be a representation and warranty made by the Acquiror in this agreement.

(d)           Nothing contained in this Section 11.01 or elsewhere in this Agreement shall limit any rights or remedy of any indemnified party for claims based on fraudulent or intentional misrepresentation.

Section 11.02.   Indemnification.

(a)           By EPI.  Subject to Sections 11.01 and 11.03, from and after the Closing, EPI shall indemnify, reimburse, compensate, defend and hold harmless the Acquiror, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the “Acquiror Indemnitees”) from and against any and all costs, losses, damages, including natural resource damages, fines, penalties, judgments, lawsuits, deficiencies, claims and expenses (including reasonable fees and disbursements of attorneys and other professionals, including third-party consultants and, to the extent allowable at Law, medical monitoring costs and expenses) of every kind and nature (collectively, “Damages”) incurred in connection. with, arising out of, resulting from or incident to (regardless of whether or not such Damages relate to any third-party claim): (i) any inaccuracy in or breach of a representation or warranty of EPI made in this Agreement or any Related Agreement, (ii) any inaccuracy in or breach of a representation or warranty of EPI made in this Agreement or any Related Agreement as of the Closing Date as if made on the Closing Date (or, in the case of each representation and warranty

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

which expressly speaks as of an earlier date, as of the earlier date as of which such representation and warranty speaks), (iii) any breach of any covenant or agreement of EPI in this Agreement or any Related Agreement, (iv) any Excluded Liabilities and (v) any Action or Proceeding relating directly or indirectly to any inaccuracy, breach, alleged inaccuracy or breach, Liability or matter of the type referred to in clauses “(i),” “(ii),” “(iii),” or “(iv)” above (including any Action or Proceeding commenced by any Acquiror Indemnitee for the purpose of enforcing any of its rights under this Article XI).

(b)           By the Acquiror.  Subject to Sections 11.01 and 11.03, from and after the Closing, the Acquiror shall indemnify, reimburse, compensate, defend and hold harmless EPI, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the ”EPI Indemnitees”) from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (regardless of whether or not such Damages relate to any third-party claim):  (i) any inaccuracy in or breach of a representation or warranty of the Acquiror made in this Agreement or any Related Agreement, (ii) any inaccuracy in or breach of a representation or warranty of the Acquiror made in this Agreement or any Related Agreement as of the Closing Date as if made on the Closing Date (or, in the case of each representation and warranty which expressly speaks as of an earlier date, as of the earlier date as of which such representation and warranty speaks), (iii) any breach of any covenant or agreement of the Acquiror in this Agreement or any Related Agreement, (iv) any Assured Liabilities and (v) any Action or Proceeding relating directly or indirectly to any inaccuracy, breach, alleged inaccuracy or breach, liability or matter of the type referred to in clauses “(i),” “(ii),” “(iii),” or “(iv)” above (including any Action or Proceeding commenced by any EPI Indemnitee for the purpose of enforcing any of its rights under this Article XI).

(c)           Procedure for Claims.  If any indemnified party has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under this Article XI, and the indemnified party wishes to make a claim for the recovery of such Damages from an indemnifying party, such indemnified party shall deliver a Notice (an “Indemnification Claim Notice”) to the indemnifying party.  Each Indemnification Claim Notice shall (i) state that such indemnified party believes that that there is or has been a breach of a representation, warranty or covenant contained in the Agreement or that such indemnified party is otherwise entitled to indemnification, compensation or reimbursement under this Article XI, (ii) contain a brief description of the circumstances supporting such indemnified, party’s belief that there is or has been such a possible breach or that such indemnified party is so entitled to indemnification, compensation or reimbursement, and (iii) if practicable contain a good faith, non-binding, preliminary estimate of the aggregate dollar amount of actual and potential damages that have, arisen and may arise as a result of such breach or other matter as set forth in such Indemnification Claim Notice. For the avoidance of doubt, the parties agree that if an indemnified party is entitled to make an indemnification claim under more than one clause of either Section 11.02(a) or 11.02(b), as applicable, the indemnified party may make such claim under any or all of the applicable provisions.

(d)           Third Party Claims.  The obligations of an indemnifying party under this Section 11.02 with respect to Damages arising from claims or legal proceedings of any third party that are subject to indemnification as provided for in Section 11.02(a) or Section 11.02(b)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

(i)            If (A) the indemnified party receives written notice of the commencement of any Third Party Claim against any indemnified party, and (B) a claim for indemnification is to be made against the indemnifying party under this Agreement with respect to such Third Party Claim, then the indemnified party shall promptly notify the indemnifying party of the commencement of such Third Party Claim; provided, however, that any failure to notify the indemnifying party of the commencement of such Third Party Claim shall not limit or otherwise affect any rights of the indemnified party or any liability that the indemnifying party may have to any indemnified party (except to the-extent that the defense of such Third Party Claim has been materially prejudiced by the indemnified party’s failure to notify the indemnifying party of the commencement of such Third Party Claim).  If, within thirty (30) days after receiving notification of the commencement of any Third Party Claim, the indemnifying party delivers to the indemnified party a written notice setting forth the election of the indemnifying party to assume the defense of such Third Party Claim, then, subject to subsections “(ii)” and “(iii)” below:

(A)            the indemnifying party shall be entitled to assume the defense of such Third Party Claim, at the sole expense of the indemnifying party, with counsel reasonably satisfactory to the indemnified party; and

(B)            as long as the indemnifying party conducts such defense, the indemnifying party shall not be required to reimburse the indemnified party for any fees paid to any other counsel representing such indemnified party in such Third Party Claim for legal services rendered while the indemnifying party is conducting such defense (it being understood that the indemnifying party shall be required to reimburse the indemnified party for any fees paid to counsel representing the indemnified party in such Third Party Claim for legal services rendered prior to the time the indemnified party receives notice of the election of the indemnifying party to assume such defense).

(ii)           If the indemnifying party assumes the defense of a Third Party Claim in accordance with subsection ”(i)” above, then:

(A)            it will be deemed conclusively established for purposes of this Agreement that such Third Party Claim is within the scope of and are subject to the indemnification provisions set forth in Section 11.02, and the indemnifying party shall not be permitted to contest the applicability of Section 11.02 to such Third Party Claim or to contest the indemnifying party’s obligation to provide indemnification to the indemnified party with respect thereto;

(B)             the indemnified party shall promptly deliver to the indemnifying party all original notices and documents (including court papers) received by any indemnified party in connection with the Third Party Claim.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(C)             the indemnifying party shall keep the indemnified party informed of all material developments relating to such Third Party Claim;

(D)            the indemnified party shall be entitled to participate (at its own expense) in the defense of such Third Party Claim; and

(E)             the indemnifying party shall not be permitted to effect any settlement, adjustment or compromise of such Third Party Claim or any of the claims made in connection therewith without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless (I) such settlement, adjustment or compromise involves no finding or admission of any breach by any indemnified party of any obligation to any other Person or any violation by any indemnified party of any Law, (II) such settlement, adjustment or compromise has no effect on any other claim that may be made against any indemnified party, (III) the sole relief provided in connection with such settlement, adjustment or compromise is monetary damages that are paid in full by the indemnifying party, and (IV) the indemnified party receives a full release with respect to such claim.

If the indemnifying party does not elect (within the 30-day lime period specified in subsection ”(i)” above) to assume the defense of a Third Party Claim in accordance with subsection ”(i)” above, then (I) the indemnified party shall have the exclusive right, at its election, to control the defense of such Third Party Claim with counsel selected by the indemnified party and reasonably satisfactory to the indemnifying party, (II) provided that the indemnifying party is adjudged to be obligated to indemnify he indemnified party hereunder, the indemnifying party shall not be entitled to challenge the manner in which the Third Party Claim was litigated by the indemnified party and its counsel or the judgment or other outcome of the Third Party Claim, and (iii) the indemnifying party will not be bound by any settlement, adjustment or compromise effected by the indemnified party with respect to such Third Party Claim or of any of the claims made in connection therewith that is of effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(iii)          Notwithstanding anything to the contrary contained in this Section 11.02(d), and notwithstanding any election made by the indemnifying party to assume the defense of any Third Party Claim in accordance with subsection ”(i)” above, if any indemnifying party or any affiliate of any indemnifying party is also a party to such Third Party Claim, and counsel to the indemnified party determines in good faith that joint representation would give rise to a conflict of interest in such Third Party Claim, then the indemnified party may retain its own legal counsel at the expense of the indemnifying party, and the indemnifying party and its counsel shall cooperate with the Indemnified Party and its counsel as may be reasonably requested.

(iv)          Regardless of whether the indemnifying party or the indemnified party defends or prosecutes any Third Party Claim, each non-defending party shall, and shall cause each Affiliate of any such non-defending party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

attend such conferences, discovery proceedings, hearings, trials and appeals as maybe reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the defending party to, and reasonable retention by each non-defending party of, records and information that are reasonably relevant to such Third Party Claim, and making each non-defending party and other employees and agents thereof available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse each such Person for all its reasonable out-of-pocket expenses in connection therewith.

Section 11.03.   Limitations.

(a)           With the exception of claims based upon fraudulent misrepresentation, in no event shall an indemnifying party be liable for any Damages pursuant to a claim based upon a representation, warranty or covenant pursuant to (i) Sections 11.02(a)(i),11.02(a)(ii) or 11.02(a)(iii) (other than claims for breach of the covenant set forth in Section 8.10(b)) or (ii) Sections 11.02(b)(i),11.02(b)(ii) or 11.02(b)(iii) (other than claims for breach of the covenant set forth in Section 8.10(a)), as applicable (each of the claims set forth in clauses “(i)” and “(ii)” above is referred to as an “Eligible Claim”), unless and until the aggregate amount of all such Damages for all Eligible Claims payable by such indemnifying party exceeds [***] in which case the indemnifying party shall be liable for all such Damages, and not only those Damages in excess of such amount.  With the exception of claims based upon fraudulent misrepresentation or claims for breach of the covenants set forth in Sections 8.10(a) or 8.10(b), the maximum aggregate amount payable by an indemnifying party pursuant to all Eligible Claims payable by such indemnifying party shall in no event exceed [***]. Further, with the exception of claims based upon fraudulent misrepresentation, each party hereto agrees that the indemnification rights provided by Section 11.02 are the sole and exclusive remedy for monetary damages for claims by such party or any Acquiror Indemnitee or EPI Indemnitee for breach by the other party of any representation, warranty or covenant contained in this Agreement.

(c)           Any indemnifying party shall also be liable to the indemnified party for interest on the amount of any Damages that such indemnified party is entitled to recover from the indemnifying party (for the period commencing as of the date on which the indemnified party delivered the applicable Notice of Indemnification Claim to the indemnifying party and ending on the date on which the liability of such indemnifying party to such indemnified party is fully satisfied by such indemnifying party) at a floating rate equal to the prime rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office from time to time plus 2% (or, if less, the maximum rate allowed to be charged under applicable laws), such interest to be compounded monthly.

(d)           In the event of a dispute regarding the amount of Damages recoverable in connection with an indemnification claim, the indemnifying party and the indemnified party may bring evidence regarding the quantification of such Damages, including evidence relating to insurance proceeds recovered by the indemnified party in connection with the events underlying such indemnification claim and any related increases in insurance premiums payable by the indemnified party, and the amount of any tax benefit gained or any tax increase or disadvantage suffered in connection with such indemnification claim.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

(e)           THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES, UNLESS SUCH DAMAGES ARE AWARDED IN CONNECTION WITH, OR INCLUDED IN A SETTLEMENT, ADJUSTMENT OR COMPROMISE OF, A THIRD PARTY CLAIM.

ARTICLE XII
[ARTICLE INTENTIONALLY LEFT BLANK]

ARTICLE XIII
MISCELLANEOUS

Section 13.01.        Notices.  All Notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (a) if delivered personally, upon receipt, (b) if delivered by facsimile transmission, upon receipt by the sender of the answer back confirmation, (c) if mailed, postage prepaid by certified or registered mail, return receipt requested, upon receipt, or (d) if delivered by nationally recognized overnight courier that maintains records of delivery, upon receipt (in each case regardless of whether such Notice, request or other communication is received by any other Person to whom a copy of such Notice, request or other communication is to be delivered pursuant to this Section 13.01), in each case to the patties at the following addresses or facsimile numbers:

If to the Acquiror to:

Acorda Therapeutics

15 Skyline Drive

Hawthorne, NY 10532

Facsimile:  (914) 347-4560

Attention:  General Counsel

If to EPI to:

Elan Pharmaceuticals, Inc.

800 Gateway Boulevard

South San Francisco, CA 94080

Facsimile:  (650) 553-7165

Attention:  Vice President, Legal Affairs.

Either party from time to time may change its address, facsimile number or other information for the purpose of Notices to that party by giving Notice specifying such change to the other party hereto in accordance with the terms of this Section 13.01.

Section 13.02.        Entire Agreement.  This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof (except as otherwise set forth in Section 8.04(f)).

Section 13.03.        Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not in the alternative.

Section 13.04.        Amendment.  This Agreement may be amended, supplemented or codified only by a written instrument duly executed by each party hereto.

Section 13.05.        Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except as achieved through the indemnification clause set forth in Section 11.02.

Section 13.06         Assignment: Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except that an Indemnified Party under article XI may assign any of its rights, benefits or obligations hereunder, by operation of law or otherwise, (a) to any of its Affiliates, provided such Indemnified Party continues to be responsible for all of its obligations hereunder, (b) to a Person that (i) purchases all or substantially all of the assets being conveyed hereunder or (ii), merges with the Acquiror or the Indemnified Party or (c) to the lenders of the Acquiror and its successors or assigns; provided, however, such assignment does not create adverse consequences for the indemnifying party. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

Section 13.07.        Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 13.08.        Elan Patenting.  Subject to Section 2.02, nothing in this Agreement shall be deemed to prevent or prohibit EPI or its Affiliates from filing, maintaining, licensing, prosecuting or enforcing any rights arising out of intellectual property purchased or licensed after the Closing or relating to inventions reduced to practice after the Closing.

Section 13.09.        Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and unenforceable provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

Section 13.10.        Governing Law: Jurisdiction. THIS AGREEMENT AND THE RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.  EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO ANY PARTY HERETO AT THE ADDRESS SET FORTH FOR SUCH PARTY HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT

Section 13.11         Expenses.  Except as otherwise provided in this Agreement, the Supply Agreement or the Related Agreements, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement, the Supply Agreement and the Related Agreements and to the consummation of the transactions contemplated hereby and thereby.

Section 13.12         Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.

[SIGNATURES ON FOLLOWING PAGE]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

ELAN PHARMACEUTICALS, INC.

By:	/s/ Jack Laflin
	Name:	Jack Laflin
	Title:	Executive Vice President,
Global Core Services

ACORDA THERAPEUTICS, INC.

By:
Name:
Title:

S-1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

ELAN PHARMACEUTICALS, INC.

By:
Name:
Title:

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
	Name:	Ron Cohen
	Title:	President and CEO

S-1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ELAN DISCLOSURE SCHEDULE

The following matters are disclosures made in connection with the representations and warranties of Elan Pharmaceuticals, Inc., a Delaware corporation (“EPI”), set forth in the Asset Purchase Agreement (the “Agreement”) by and between EPI and Acorda Therapeutics, Inc., a Delaware corporation (“Acquiror”) and delivered in connection with the execution and delivery of the Agreement by EPI. Section numbers used herein correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under a particular section number shall be deemed to be disclosed and incorporated into another section number contained herein if such information reasonably relates to the representation and warranty m the Agreement that corresponds to such other section number. Except as otherwise stated or the where the context indicates-otherwise, all capitalized terms used herein shall have the meanings given them in the Agreement.

Nothing herein constitutes an admission against EPI’s interests. The inclusion of any item herein should not be interpreted as. indicating that EPI has determined that such item or other matter is necessarily material to Acquiror.  Acquiror acknowledges that certain information contained in this Elan Disclosure Schedule may constitute confidential information relating to EPI and/or its Affiliates, and therefore may be subject to the confidentiality provisions contained in the Agreement.  Where the terms of disclosure items may have been summarized, disclosed or otherwise described in this Elan Disclosure Schedule, such summary, disclosure or description does not purport to be a complete statement of the material terms of such item. For the avoidance of doubt, and notwithstanding anything in the Agreement or herein to the contrary, the contents of each document made available to Acquiror in the dataroom by EPI for due diligence purposes shall be deemed to be disclosed and incorporated into each section number contained herein if such contents reasonably relate to the representation and warranty in the Agreement that corresponds to such section number.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Schedule 1.01 (a) - Closing Date Inventory Value -valuation methodology

Lot Number	Strength	Units per lot	Unit price
37584	4 mg	[***]	[***	]
37583	4 mg	[***]	[***	]
23934(a)	4 mg	[***]	N/A	(b)
23934(a)	4 mg	[***]	N/A	(b)
33535(a)	2 mg	[***]	N/A	(b)
37329(a)	2 mg	[***]	N/A	(b)
37329(a)	2 mg	[***]	N/A	(b)

(a)  Denotes Inventory having a shelf life of less than 12 months from the Closing Date.

(b)  Each such batch will be included for an aggregate purchase price (for all such batches) of [***].

Schedule 1.01(b) – Domain Names

ZANAFLEX.BIZ

ZANAFLEX.COM

ZANAFLEX.INFO

ZANAFLEX.NET

ZANAFLEX.ORG

ZANAFLEX.US

Schedule 1.01(c) – Excluded Books and Records

1.             All information provided to EPI or its Affiliates by or pursuant to contracts with IMS Health, Verispan, L.L.C. (formerly, Scott Levin) and NDC Health Information Services.

2.             EPI shall not be providing to Acquiror any Books and Records or Know-How embodying any calculation methods or policies, processes or procedures relating to government or commercial rebates and chargeback claims.

Schedule 1.01(d) – Product Copyrights

1.             No Copyrights have been registered with the U.S. Copyright Office.

2.             All Copyrights in the Product Books and Records (including for the avoidance of doubt the Product Marketing Materials) and the Labeling.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Schedule 1.01(e) – Product Know-How

All Know-How contained in, and in the data underlying, the following clinical study reports:

Protocol Number	Title
AN021-301

A Placebo-Controlled, Double-blind, Randomized, parallel Groups, Single Dose Study to Assess Efficacy and Safety of Tizanidine Hydrochloride – Modified Release in Patients with Spasticity due to Multiple Sclerosis or Spinal Cord Impairment Treated with 24 or 48 mg

AN021-302

A Placebo-Controlled, Double-Blind, Randomized, parallel Groups Study to Assess Efficacy and Safety of Tizanidine Hydrochloride – Modified Release at Stable Dose in Patients with Spasticity due to Multiple Sclerosis or Spinal Cord Impairment

AN021-351	Open-Label Study of Tizanidine Hydrochloride – Modified Release in Patients with Spasticity Due to Multiple Sclerosis of Spinal Cord Impairment
AN021-002	A Multicenter, Open-Label, Long Term Study to Evaluate the Safety of Tizanidine Tablets in Patients Suffering from Spasticity due to Multiple Sclerosis
AN021-004	A Multicenter, Open-Label, Long-Term Study to Evaluate the Safety of Tizanidine Tablets in Patients Suffering from Spasticity Resulting from Spinal Cord Injury
AN021-103	A Pharmacokinetic Study to Evalute the Bioequivalence of Zanaflex (Tizanidine Hydrochloride) 2 x 2 mg Tablets, with Varying Storage Times, Administered to Healthy subjects
AN021-401	An Open-Label Study to Assess the Long-Term Safety of Zanaflex (tizanidine HCI) in Patients Treated with 28 to 36 mg/day.
AN021-456	Open Label Dose Titration Study of the Safety and Efficacy of Zanaflex (tizanidine HCI) in Chronic Daily Headache Prophylaxis.

Notwithstanding the foregoing or anything in the Agreement or herein to the contrary, neither EPI nor any of its Affiliates makes any representations or warranties of any nature regarding such study reports or the underlying data.

Schedule 1.01(f) – Product Patent Rights

1.             U.S. Patent No. 6,455,557 dated September 24, 2002.

2.             U.S. Patent Application No. 10/645,840, filed August 22, 2003.

2

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Schedule 1.01(g) – Product Trademarks

1.             The Trademark “Zanaflex” is used in the United States (registration number 1906277).

2.             The Trademark “Zanaflex” is used in the United States (registration number 2383531).

Schedule 2.01 (a) – Assumed Contracts

The Novartis License Agreement (including the amendment to such agreement dated May 3, 1991 and the Addendum to such agreement dated February 24, 1995, which documents constitute all of the amendments to the Novartis License Agreement).

Schedule 2.01(g) – Other Purchased Assets

None.

Schedule 6.03(a) – Elan Governmental Consents

1.             EPI will be required to notify the FDA in writing of the transfer of the Product Registrations to Acquiror. EPI will so notify the FDA within five (5) Business Days after the date hereof.

2.             In order for EPI’s Affiliate Elan Pharma International Limited to perform its obligations under the Supply Agreement, each of IND 63-884 and NDA 21-447 will have to be in effect and are now and will be immediately after the Closing in full force and effect.

Schedule 6.03(b) – Elan Third Party Consents

The Novartis License Agreement requires Novartis’ consent to assignment.

Schedule 6.05 – Material Contracts

1.             The Novartis License Agreement.

2.             Rebate Agreement by and between Argus Health Systems, Inc. and EPI dated as of January 2, 2002 (the “Argus Agreement”).

3.             Rebate Agreement by and between Coventry Health Care, Inc. and EPI dated as of January 1, 2001, as amended (the “Coventry Agreement”).

4.             Rebate Agreement by and between Horizon Healthcare of New Jersey, Inc. and EPI dated as of January 1, 2001, as amended (the “Horizon Agreement”).

3

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

5.             Rebate Agreement by and between Intermountain Health Care Health Plans, Inc. and EPI dated as of January 1, 2001, as amended (the “Intermountain Agreement”).

6.             Agreement by and between Merck-Medco Managed Care, L.L.C. (as successor-in-interest to Merck-Medco Managed Care, Inc. and Managed Care LLC) and EPI (as successor-in-interest to Athena Neurosciences, Inc.) dated as of July 1, 1996, as amended (the “Merck-Medco Agreement”).

7.             Rebate Agreement by and between Medimpact Healthcare Systems, Inc. and EPI dated as of April 1, 2002 (the “Medimpact Agreement”).

8.             Rebate Agreement by and between Pharmacare Management Services, Inc. and EPI dated as of July 1, 2000 (the “Pharmacare Agreement”).

9.             Rebate Agreement by and between Security Health Plan (“Security Health”) and EPI dated as of January 1, 2002 (the “Security Health Agreement”).

10.           Safety Data Exchange Agreement between EPI and Novartis Pharma AG dated as of February 13, 2002.

11.           Safety Data Exchange Agreement between EPI and Medeus Pharma Limited dated as of March 16, 2004.

12.           Agreement by and among Glaxo Group Limited (“Glaxo”) and EPI’s Affiliates Elan Corporation, plc (“Elan”) and Athena Neurosciences, Inc. (“Athena”) dated as of August 6, 1997 (the “Glaxo Agreement”).

13.           Agreement between Pharmacia & Upjohn Company (“Pharmacia”) and Athena dated as of October 30, 1998 (the “Pharmacia Agreement”).

Schedule 6.07(a)(i) and (ii) – Certain Contracts Relating to – Product Intellectual Property

1.             The Novartis License Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property. In addition, such agreements contain indemnification obligations of Novartis that include claims relating to Purchased Intellectual Property and that provide that Novartis shall have certain rights to control the defense of such claims.

2.             The Argus Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

3.             The Coventry Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

4

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

4.             The Horizon Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

5.             The Intermountain Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

6.             The Medimpact Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

7.             The Pharmacare Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

8.             The Security Health Agreement contains indemnification obligations of EPI that include claims relating to infringement of Purchased Intellectual Property.

Schedule 6A7(a)(iv) – Covenant Not to Sue Relating to Purchased Intellectual Property

In the Glaxo Agreement, Elan and Athena agreed not to object to Glaxo’s use or registration of the mark “ZANTAC” in certain circumstances.

Schedule 6.07(h) – Certain Proceedings Relating to Product Intellectual Property

1.             Petition for Cancellation of Registration No. 1,906,277 filed by Glaxo Group Limited, which was settled pursuant to the Glaxo Agreement.

2.             Petition for Cancellation of Registration No. 1,906,277 and Notice of Opposition No. 108,684, each filed by Pharmacia and settled pursuant to the Pharmacia Agreement.

Schedule 6.08 – Litigation

The events described in the MedWatch reports submitted to Acquiror in the dataroom for due diligence present bases for Actions or Proceedings relating to the Purchased Assets or the Business.

Schedule 6.09 – Compliance with Law

1.             Neither EPI nor any of its Affiliates makes any representations or warranties of any nature relating to promotional, marketing or training materials relating to the Products.

2.             On February 23, 2004, EPI was notified by Novartis that Novartis failed to provide EPI adverse event reports from the period from July 1, 1999 through March 9, 2004. On April 7, 2004, EPI submitted to the FDA 139

5

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

MedWatch reports as prepared by Novartis, together with EPI’s adjudication of each adverse event. These materials were submitted within the statutorily-required time period, but were not prepared by EPI.  EPI did not submit, and has not been requested by the FDA to submit, a corrective action plan relating to these adverse events.

3.             The annual report for NDA 20-397 was due on January 26, 2004 and has not yet been submitted.

4.             As a result of the following article: Granfors MT. Backman JT. Neuvonen M. Ahonen J. Neuvonen PJ. Fluvoxamine drastically increases concentrations and effects of tizanidine: a potentially hazardous interaction. [Clinical Trial. Clinical Trial, Phase II. Journal Article. Randomized Controlled Trial] Clinical Pharmacology & Therapeutics. 75(4):331-41, 2004 Apr. (the “Clinical Article”), EPI has undertaken to amend EPI’s Labeling for Zanaflex Tablets to include an additional precaution. EPI has also undertaken to update such Labeling to include certain information that was included in the combined Labeling that was approved for Zanaflex Tablets and Zanaflex Capsules. EPI shall not be obligated to continue such undertakings after the Closing, but the foregoing shall not reduce or otherwise affect EPI’s retention of Excluded Liabilities or other covenants in the Agreement.

Schedule 6.11 – Customers and Suppliers

Top 10 wholesale customers for the fiscal year ended December 31, 2003 for Zanaflex Tablets 2mg:

                                                [***]

Top 10 wholesale customers for the fiscal year ended December 31, 2003 for Zanaflex Tablets 4mg:

                                                [***]

6

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Supplier of active pharmaceutical ingredient:

Novartis

Schedule 6.12 – Certain Governmental Permits

1.             EPI is required to have wholesaler/distribution licenses in each state where the Products are sold. Such licenses have not been delivered to Acquiror.

2.             NDA 20-397.

3.             NDA 21-447.

4              IND 37-891.

5.             IND 63-884.

6.             IND 59-464.

7.             On February 23, 2004, EPI was notified by Novartis that Novartis failed to provide EPI adverse event reports from the period from July 1, 1999 through March 9, 2004.  On April 7, 2004, EPI submitted to the FDA 139 MedWatch reports as prepared by Novartis, together with EPI’s ajudication of each adverse event. These materials were submitted within the statutorily-required time period, but were not prepared by EPI.  EPI did not submit, and has not been requested by the FDA to submit, a corrective action plan relating to these adverse events.

8.             The annual report for NDA 20-397 was due on January 26, 2004 and has not yet been submitted.

9.             As a result of the Clinical Article, EPI has undertaken to amend EPI’s Labeling for Zanaflex Tablets to include an additional precaution. EPI has also undertaken to update such Labeling to include certain information that was included in the combined Labeling that was approved for Zanaflex Tablets and Zanaflex Capsules.  EPI shall not be obligated to continue such undertakings after the Closing, but the foregoing shall not reduce or otherwise affect EPI’s retention of Excluded Liabilities or other covenants in the Agreement.

7

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Schedule 8.06 – Multi-Product Contracts

1.             The Argus Agreement.

2.             The Coventry Agreement.

3.             The Horizon Agreement.

4.             The Intermountain Agreement.

5.             The Merck-Medco Agreement.

6.             The Medimpact Agreement.

7.             The Pharmacare Agreement.

8.             The Security Health Agreement.

9.             EPI’s contract with the Veteran’s Administration is also a Multi-Product Contract, but notwithstanding anything to the contrary contained in the Agreement or herein, such contract will not be terminated.

8

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Exhibit 6.13

[***]

9

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

ACQUIROR DISCLOSURE SCHEDULE

The following matters are disclosures made in connection with the representations and warranties of Acorda Therapeutics, Inc., a Delaware corporation (Acquiror”), set forth in the Asset Purchase Agreement (the “Agreement”) by and between Elan Pharmaceuticals, Inc. (“EPI”) and Acquiror and delivered in connection with the execution and delivery of the Agreement by Acquiror. Section numbers used herein correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under a particular section number shall be deemed to be disclosed and incorporated into another section number contained herein if such information reasonably relates to the representation and warranty in the Agreement that corresponds to such other section number. Except as otherwise stated or the where the context indicates otherwise, all capitalized terms used herein shall have the meanings given them in the Agreement.

Nothing herein constitutes an admission against Acquiror’s interests. The inclusion of any item herein should not be interpreted as indicating that Acquiror has determined that such item or other matter is necessarily material to EPI.  EPI acknowledges that certain information contained in this Acquiror Disclosure Schedule may constitute confidential information relating to Acquiror and/or its Affiliates, and therefore may be subject to the confidentiality provisions contained in the Agreement. Where the terms of disclosure items may have been summarized, disclosed or otherwise described in this Acquiror Disclosure Schedule, such summary, disclosure or description does not purport to be a complete statement of the material terms of such item.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Schedule 7.03(a) – Acquiror Governmental Consents

                                The following may or will be required by or with respect to the Acquiror in connection with the performance of its obligations under the Agreement, the Supply Agreement and the Related Agreements to which it is a party. Acquiror has begun evaluating and/or applying for the items listed below and will obtain each as necessary to perform its obligations under the Agreement, the Supply Agreement and the Related Agreements to which it is a party.

1.         Licenses to do business in each of New York, Tennessee, California, Florida, and Louisiana.

2.         Licenses to distribute prescription medication in the states where required.

3.         License(s) to import pharmaceutical product from Canada (for Zanaflex tablets) and from Ireland (for Zanaflex capsules).

4.         National Drug Code from the U.S. Food and Drug Administration.

5.         NDA for Zanaflex tablets and capsules, to be transferred by EPI.

Schedule 7.03(b) – Acquiror Third Party Consents

None.

2